PROJECT LINK                        Exhibit (g)(2)
                  Analysis of Alternatives to H

               Periodic Review of Strategic Options
               (Current Intentions Remain Unchange)

                          September 1996

                           PROJECT LINK
                  Analysis of Alternatives to H

               Periodic Review of Strategic Options
               (Current Intentions Remain Unchange)







                        Table of Contents

                                                               Page

Summary and Conclusion                                            1

Competitive Offers                                                1

LINK Leveraged Buyout                                             4

LINK Share Repurchase                                             5

Spinoff of LINK Subsidiary                                        6

Detailed Analysis

  LINK Purchase Price                                             7
  Estimated Goodwill                                              7
  3M Dilution and Balance Sheet Impact                            8
  Elf Dilution and Balance Sheet Impact                           9
  TOTAL Dilution and Balance Sheet Impact                        10
  IRR Calculations                                               11
  LINK Share Repurchase                                          16

Exhibit I

  Full Leverage Buyout Analysis

           Project LINK:  Analysis of Alternatives to H
               Periodic Review of Strategic Options
               (Current Intentions Remain Unchanged)

                      Summary and Conclusion

Outlined below are several possible responses, by LINK and others, to an H offer for the balance of Link H does not own. These responses include: 1) competitive offers for all of LINK from the three most likely (and financially able) buyers, 3M, Elf Aquitaine and Total; 2) an offer to shareholders from LINK management in the form of a leveraged buyout; 3) the effects on LINK of a massive share buyback program at a premium to the current price of LINK stock; and 4) a possible spinoff of LINK assets.

While the LBO, share buyback program and spinoff do not deliver sufficient value to shareholders, offers from 3M, Elf and Total are possible in the $55.00 per share range, if the significant synergies assumed here ($100 million) can truly be achieved from the combination of LINK with these companies' respective adhesive operations.

We have summarized the results of this analysis for the four scenarios. More detailed analysis of each of these scenarios follows.

                      1. Competitive Offers

3M, Elf and TOTAL are substantial companies with significant operations in adhesives. 3M has a market capitalization of $28.4 billion. Its adhesives operations are part of its industrial and consumer segment which has sales of $8.4 billion and operating profit of $1.3 billion. 3M is the world leader in pressure-sensitive tapes. Its adhesive technologies serve as the basis for more than 900 varieties of tapes. 3M primarily serves the automotive and consumer adhesives markets. It is thus possible that the assumed synergies could be obtained, but there could be significant antitrust issues.

Elf has a market capitalization of $20.7 billion. In addition to its oil and gas activities, it is the world's fifth largest producer of adhesives. Its interest in the US is keen. At the beginning of 1996 it acquired US-based Findley Adhesives for an estimated $200 million. Elf provides adhesives for the automotives, construction, furniture, packaging and consumer markets. While it appears more problematic that Elf could achieve the required synergies because of its modest US operations, substantial foreign synergies are possible.







TOTAL has a market capitalization of $17.8 billion. TOTAL'S adhesives operations are conducted through Bostik which has revenues of approximately $320 million. Thirty-six percent of Bostik's revenues are generated in North America. Bostik produces adhesives for the automotive, aerospace, construction and consumer markets. Bostik has been acquisitive lately, having made acquisitions in Sweden, the US, Norway and Australia. The full assumed synergies appear difficult to achieve.

A summary of the effects a full takeover of LINK for cash has on the income statements and balance sheets of 3M, Elf and TOTAL assuming purchase prices per share of $55 and $60 per share, $100 million of synergies are generated post-acquisition, the acquisition is financed entirely with debt at 8.0% per annum and goodwill is amortized over a twenty-year period is presented below.

As detailed in the backup material attached, this analysis suggests that the relatively modest dilution shown is entirely dependent on the assumed $100 million of synergies. Without these, the operating income from LINK ($134 million) is exceeded by purchase interest alone ($159 million) in the most favorable all debt case, even before deducting goodwill amortization ($80 million).

Also presented below are the five-year internal rates of return ("IRRs") on the investment in LINK for each of the potential acquirors for two different cases. The high and probably unrealistic case assumes that in year five LINK's value will be based on the same multiple of EBITDA (earnings before interest, taxes, depreciation and interest) at which LINK was originally purchased by the acquiror (at $55 per share this multiple is 11.7x and at $60 per share this multiple is 12.7x. Note: LINK currently trades at a 1996e EBITDA multiple of 9.4x) and the EBITDA margin increases from 20.5% currently to 23.0%. The base case assumes that in year five LINK's value will be based on a 25% discount to the multiple of EBITDA at which LINK was originally purchased by the acquiror (at $55 per share this multiple is 8.8x and at $60 per share this multiple is 9.5x) and the EBITDA margin remains the same. Note all cases assume that the purchase of LINK is funded using 50% equity and 50% debt.

                       Assumed purchase price per share:  $55.00(a)
                                  3M          Elf         TOTAL

Projected 1997 eps(b)            $4.06       $5.64        $4.84
New 1997 eps                     $4.04       $5.64        $4.80
1997e accretion/(dilution)(c)    -0.4%        0.0%        -0.8%

Additional synergies required
  for no dilution (millions)     $12.0        $0.0        $14.0

Purchase price required for
  no dilution (c)               $52.75       $55.00       $52.25

Current net debt/total cap.      13.9%       32.1%         15.0%

Net debt/total cap post
  acquisition                    32.8%       37.4%         26.9%


                       Assumed purchase price per share:  $60.00(d)
                                  3M          Elf         TOTAL

Projected 1997 eps(b)            $4.06       $5.64        $4.84
New 1997 eps                     $4.00       $5.59        $4.72
1997e accretion/(dilution)(c)    -1.4%       -1.0%        -2.3%

Additional synergies required
  for no dilution (millions)     $38.0       $30.0        $40.0

Purchase Price required for
  no dilution(c)                 $52.75      $55.0        $52.25

Current net debt/total cap.       13.9%       32.1%        15.0%
Net debt/total cap post
  acquisition                     34.0%      37.8%        27.8%

Note that with only $30 million of synergies (perhaps a more realistic assumption in terms of first year synergies), dilution changes significantly. The table below summarizes this dilution at purchase prices of $55 and $60 per share:

                                  3M          Elf         TOTAL
Dilution at $55 per share        -3.1%       -2.3%        -4.9%
Dilution at $60 per share        -4.1%       -3.3%        -6.5%

IRRs (e)

Presented below are the IRRs under various assumptions. The IRRs are based entirely on the terminal value after five years as all excess cash flow is assumed to retire debt.

High case at $55 per share with $100 million of
  synergies (terminal EBITDA multiple: 11.7x)            34.4%
High case at $55 per share without synergies
  (terminal EBITDA multiple: 11.7x)                      23.1%

Base case at $55 per share with $100 million
  of synergies (terminal EBITDA multiple: 8.8x)          23.6%
Base case at $55 per share without synergies
  (terminal EBITDA multiple:8.8x)                        10.0%

High case at $60 per share with $100 million
  of synergies (terminal EBITDA multiple: 12.7x)         34.0%
High case at $60 per share without synergies
  (terminal EBITDA Multiple: 12.7x)                      22.7%

Base case at $60 per share with $100 million
  of synergies (terminal EBITDA multiple: 9.5x)          22.9%
Base case at $60 per share without synergies






  (terminal EBITA multiple: 9.5x)                         9.1%


Other information
                                  3M          Elf        TOTAL
LINK est. 5-year eps growth (f)  12.8%       12.8%       12.8%
Acquiror est. 5-year eps growth  11.0%(h)    17.0%(i)    23.0%(g)

LINK 1996e return on equity(f)   26.5%       26.5%       26.5%
Acquiror 1996e return on eq.(g)  22.6%        8.4%        9.3%


Notes
(a) This represents a 24.3% premium to LINK's share price of $44.25 on September 11, 1996.
(b) 3M projections are an average of CS First Boston, Merrill Lynch, Morgan Stanley and Prudential estimates.
      Elf projections are an average of CS First Boston, Daiwa and Merrill Lynch estimates.
      Total projections are an estimate of Kleinwort Benson,
           Merrill Lynch and Morgan Stanley estimates.
(c)   Assumes $100 million of synergies.
(d) This represents a 35.6% premium to LINK's share price of $44.25 on September 11, 1996.
(e) Assumes the purchase price is funded internally 50% debt and 50% equity.
(f) An average of DLJ, Morgan Stanley, Smith Barney and Value Line estimates. Return on equity is a Value Line estimate.
(g)   Merrill Lynch estimate.
(h)   An average of CS First Boston, Merrill Lynch and Morgan
      Stanley estimates.
(i)   An average of CS First Boston and Merrill Lynch estimates.

           2.  Leveraged Buyout (LBO) by LINK Management

There is a possibility LINK management, with a financial partner, would want to consider acquiring the company through a leveraged buyout. If LINK management were to acquire the company through an LBO, the uppermost purchase price would be around $47.25 per share. This analysis assumes the following:

Equity as a percentage of the total transaction value       33.7%
Five-year return on equity (minimum necessary for a
  financial partner)                                        29.2%

Interest on senior debt                                      8.5%
Interest on subordinated debt                               12.0%
1997e EBITA interest coverage                                 1.3x
1997e EBITDA interest coverage                                1.6x
1997e EBITA+depreciation-capital expenditures
  interest coverage                                           1.2x
Total debt/1997e EBITDA                                       6.1x
All senior debt is repaid within eight years







We have also assumed, rather aggressively, that the LINK EBITDA margin goes from 20.5% currently to 23.0% by the year 2000. Even under this assumption, a leveraged buyout on the part of LINK management could not be competitive with an offer from an industry player mostly due to lack of synergies. Even though the five-year return on equity is respectable at 29%, an offer as high as $47.25 is problematical given the very tight interest coverage ratios.

                       3. Share Repurchase

An alternative to making an offer for the entire company would be for management to offer to repurchase a significant amount of outstanding stock. While this approach does not deliver the same total value to shareholders that an acquisition of the entire company would, it will be an alternative LINK management will consider as a means of delivering some value to LINK shareholders. LINK management could offer to repurchase a significant portion of its outstanding shares if the board felt the highest tender price was too low and therefore disapprove the offer. The shares would be purchased at a premium to an offer, say through a Dutch auction mechanism. Assuming the average price per share repurchased was between $47 and $55 per share and LINK management did not want to have EBIT interest coverage fall below a BBB-rating of 2.9 times, the impact on LINK's income statement and balance sheet will be as follows:

Share buyback price                             $47.00       $47.00

Target EBIT/interest coverage                     3.0          3.5
Percent of company repurchased                   37.5%        32.1%
Assumed interest rate on new debt                 8.5%         8.5%

Projected 1997 eps                               $3.30        $3.30
New 1997 eps                                     $3.33        $3.30
1997e LINK dilution                               1.0%         0.0%

Purchase price required for no dilution         $47.80       $47.00
Current LINK net debt/total capitalization       31.8%        31.8%
New LINK net debt/total capitalization           68.2%        65.6%

Share buyback price                             $55.00       $55.00

Target EBIT/interest coverage                     3.0          3.5
Percent of company repurchased                   32.0%        27.4%
Assumed interest rate on new debt                 8.5%         8.5%

Projected 1997 eps                               $3.30        $3.30
New 1997 eps                                     $3.08        $3.10
l997e LINK dilution                              -6.8%        -6.2%

Purchase price required for no dilution         $47.80       $47.00
Current LINK net debt/total capitalization       31.8%        31.8%
New LINK net debt/total capitalization           68.2%        65.6%







From a dilution standpoint, a buyback may be possible at levels around $47.00 per share but again, this does not deliver the value to shareholders that some of the alternative scenarios do. Even at $47.00 per share, however, the LINK board may feel uncomfortable with such a large buyback given the impact on LINK's balance sheet. At higher buyback prices, dilution is a strong negative (see the $55 case above).

                  4. Spinoff of LINK Subsidiary

Oftentimes a company will try to unlock shareholder value by distributing shares in a subsidiary to existing shareholders in a spinoff. A company will consider doing this if it believes the value of the subsidiary is not fully reflected in the market value of the entire company. A successful spinoff is usually one that does not generate tax on the increased value of the spun-off subsidiary to either the company or to existing shareholders. The key elements of a tax-free spinoff include:

      - Parent shareholders must have a material continuing interest in the distributed subsidiary.
      - There has to be a valid business purpose for the transaction.
      - The subsidiary must be at least 80% owned by the parent prior to the spinoff.
      - Virtually all parent-owned stock of the subsidiary must be distributed.
      - The parent and subsidiary must have actively conducted business for five years.
      - The subsidiary must not have been acquired in a taxable transaction in five years preceding the distribution.

Assuming the LINK business segments meet these criteria LINK could try to unlock shareholder value by spinning off say the consumer segment from the other industrial business. Given, however, that LINK is primarily an adhesives company and valued by the market as an adhesives company and, in fact, valued at a premium to other adhesives companies, it is hard to see significant shareholder value being unlocked by separating one adhesives division from another. There may be some additional value ascribed to the consumer segment because it has some brand name products but probably not enough additional value to warrant a spinoff.

Spinoffs are sometimes used as defensive measures in takeover battles. As an example, after being approached by an undesired suitor, as a means of making a takeover more expensive LINK could spin off its consumer business segment.

The consumer segment being spun off could indemnify LINK against any tax liabilities that might arise if it were subsequently acquired. If the suitor were then to acquire the spunoff entity a tax liability would be created. According to US tax laws, because acquisition discussions had taken place between LINK and the suitor prior to the spinoff, the tax-free implications of the spinoff are negated. Upon takeover of the spun off entity, the suitor would be responsible for the LINK taxes thereby driving up the cost of the acquisition, effectively acting as a "poison pill".

A key to this type of defense is that prior to the initial approach by the suitor LINK would have had to have actively considered the spinoff in order to receive a tax-free ruling. If LINK has not considered the spinoff prior to the approach by the suitor then this defense will not work. This type of defense also usually works when a company has a "crown jewel" which can easily be separated from the company. While it is somewhat difficult to tell, LINK does not appear to have an easily separable crown jewel. LINK may be able to separate its consumer business from its industrial business but spinning off the consumer business may still leave the industrial business vulnerable to takeover. LINK will most likely not consider a spinoff as a viable option.

                        HENKEL CORPORATION
        Project LINK - Periodic Review of Strategic Options
               (Current Intentions Remain Unchanged)

       Full Takeover of LINK for Cash - LINK Purchase Price

(in millions)                Price (a):   $55.00  Price (b): $60.00

LINK shares outstanding (c)                32.0               32.0
Options outstanding (d)                     0.5                0.5
                                        --------           --------
 Total shares outstanding                  32.5               32.5
Price paid per share                      $55.00             $60.00
                                      ---------          ---------
 Total price for shares                $1,788.7           $1,951.3
LINK debt                                 211.6              211.6
LINK cash (e)                           (69.4)             (69.4)
                                      --------           --------
Pre-expense cost of acquisition        $1,930.9           $2,093.5
Expenses @ 3.0%                            57.9               62.8
                                      --------           --------
 Total LINK purchase price             $1,988.8           $2,156.3
                                     ========           ========


        Full Takeover of LINK for Cash - Estimated Goodwill

(in millions)                Price (a):   $55.00  Price (b): $60.00

Total price for shares                 $1,788.7           $1,951.3
Expenses                                   57.9               62.8
                                     --------           --------
 Total price including expenses        $1,846.6           $2,014.1
LINK tangible book value                  239.9              239.9
                                     --------           --------
 Goodwill                              $1,606.7           $1,774.2
                                     ========           ========

Amortization period (years)                20                 20
Yearly amortization                       $80.3              $88.7
                                     ========           ========

(a) This represents a 24.3% premium to LINK's share price of $44.25 on September 11,1996.
(b) This represents a 35.6% premium to LINK's share price of $44.25 on September 11,1996.
(c)   As of June 30,1996.
(d)   As of December 31,1995.
(e) Includes cash of $14.4 million from the exercise of stock options.

                        HENKEL CORPORATION
        Project LINK - Periodic Review of Strategic Options
               (Current Intentions Remain Unchanged)

           Full Takeover of LINK for Cash - 3M Dilution and Balance Sheet Impact

(in $ millions)              Price (a):  $55.00   Price (b): $60.00
                             1996e      1997e     1996e     1997e

3M pretax income (c)        2,472.3    2,768.5   2,472.3   2,768.5
LINK operating income (d)     134.1      152.2     134.1     152.2
New pre-tax interest (e)   (159.1)    (159.1)   (172.5)   (172.5)
Synergies                     100.0      100.0     100.0     100.0
                           -------   -------   -------   -------
3M new pretax income        2,547.2    2,861.6   2,533.8   2,848.2
Tax rate (f)                   35.9%      36.0%     35.9%     36.0%
Taxes                      (914.5)  (1,029.6)   (909.6) (1,024.8)
Minority interest (c)       (72.8)     (78.0)    (72.8)    (78.0)
LINK amortization           (80.3)     (80.3)    (88.7)    (88.7)
                           -------  --------   -------  --------
Net income                  1,479.7    1,673.6   1,462.7   1,656.7
                           =======  ========   =======  ========

Average shares
  outstanding (c)             417.9      414.5     417.9     414.5

Projected 3M eps (c)           $3.59      $4.06     $3.59     $4.06
New 3M eps                     $3.54      $4.04     $3.50     $4.00
Accretion/(dilution)           -1.3%      -0.4%     -2.4%     -1.4%

Synergies required for
  no dilution                 130.0      112.0     158.0     138.0

Purchase price required
  for no dilution (g)         $49.20     $52.75    $49.20    $52.75

Current net debt/total
  capitalization               13.9%                13.9%
New net debt/total
  capitalization               32.8%                34.0%

(a) This represents a 24.3% premium to LINK's share price of $44.25 on September 11,1996.
(b) This represents a 35.6% premium to LINK's share price of $44.25 on September 11,1996.
(c) Projections are an average of CS First Boston, Merrill Lynch, Morgan Stanley and Prudential estimates.
(d) Based on Value Line projections. The Value Line growth rate is the lowest growth rate among analysts based on projections of operating income over the next two years.
(e) Assumes the LINK purchase is financed entirely with debt at a rate of 8.0% per annum.
(f)   Based on a blended rate with LINK.

(g)   Assumes $100 million of synergies.

                        HENKEL CORPORATION
        Project LINK - Periodic Review of Strategic Options
               (Current Intentions Remain Unchanged)

          Full Takeover of LINK for Cash - Elf Dilution
                     and Balance Sheet Impact

(in $ millions)              Price (a):   $55.00  Price (b): $60.00
$1.00=FFr5.08                1996e      1997e     1996e     1997e

Elf pretax income (c)       3,285.0    3,693.6   3,285.0   3,693.6
LINK operating income (d)     134.1      152.2     134.1     152.2
New pre-tax interest (e)     (159.1)    (159.1)   (172.5)   (172.5)
Synergies                     100.0     100.0      100.0        100.0
                           -------   -------   -------   -------
Elf new pretax income       3,359.9    3,786.7   3,346.5   3,773.3
Tax rate (f)                   50.2%      49.7%     50.2%     49.7%
Taxes                      (1,686.2)  (1,882.8) (1,679.4) (1,876.2)
Minorities (c)               (265.7)    (290.4)   (265.7)   (290.4)
LINK amortization             (80.3)     (80.3)    (88.7)    (88.7)
                          --------  --------  --------  --------
Net income                  1,327.7    1,533.1   1,312.7   1,518.0
                          ========  ========  ========  ========

Average shares
  outstanding (c)             271.6      271.6     271.6     271.6

Projected Elf eps (c)          $4.94      $5.64     $4.94     $5.64
New Elf eps                    $4.89      $5.64     $4.83     $5.59
Accretion/(dilution)           -1.1%       0.0%     -2.2%     -1.0%

Synergies required for
  no dilution                 129.0      100.0     160.0     130.0

Purchase price required
  for no dilution (g)         $50.25     $55.00    $50.25    $55.00

Current net debt/total
  capitalization               32.1%                32.1%
New net debt/total
  capitalization               37.4%                37.8%

(a) This represents a 24.3% premium to LINK's share price of $44.25 on September 11,1996.
(b) This represents a 35.6% premium to LINK's share price of $44.25 on September 11,1996.
(c) Projections are an average of CS First Boston, Daiwa and Merrill Lynch estimates.
(d) Based on Value Line projections. The Value Line growth rate is the lowest growth rate among analysts based on projections of operating income over the next two years.
(e) Assumes the LINK purchase is financed entirely with debt at a rate of 8.0% per annum.
(f)   Based on a blended rate with LINK.
(g)   Assumes $100 million of synergies.

                        HENKEL CORPORATION
        Project LINK - Periodic Review of Strategic Options
               (Current Intentions Remain Unchanged)

         Full Takeover of LINK for Cash - TOTAL Dilution
                     and Balance Sheet Impact

(in $ millions)              Price (a):   $55.00  Price (b): $60.00
$1.00=FFr5.08                1996e      1997e     1996e     1997e

TOTAL pretax income (c)     1,668.0    1,921.8   1,668.0   1,921.8
LINK operating income (d)     134.1      152.2     134.1     152.2
New pre-tax interest (e)   (159.1)    (159.1)   (172.5)   (172.5)
Synergies                     100.0      100.0     100.0     100.0
                           -------   -------   -------   -------
TOTAL new pretax income     1,743.0    2,014.9   1,729.6   2,001.5
Tax rate (f)                   31.6%      32.3%     31.6%     32.3%
Taxes                      (550.4)    (650.1)   (546.2)   (645.8)
Associates (c)                  4.2        5.5       4.2       5.5
Minorities (c)              (45.6)     (50.5)    (45.6)    (50.5)
Existing amortization (c)  (106.4)    (104.6)   (106.4)   (104.6)
LINK amortization           (80.3)     (80.3)    (88.7)    (88.7)
                           -------   -------   -------   -------
Net income                    964.4    1,134.9     946.9   1,117.4
Non-recurring items (c)         8.9        2.4       8.9       2.4
                           -------   -------   -------   -------
Adjusted net income           973.3    1,137.2     955.8   1,119.8
                           =======   =======   =======   =======

Average shares
  outstanding (c)             236.1      237.1     236.1     237.1

Projected TOTAL
  adjusted eps (c)             $4.18      $4.84     $4.18     $4.84
New TOTAL adjusted eps         $4.12      $4.80     $4.05     $4.72
Accretion/(dilution)           -1.4%      -0.8%     -3.1%     -2.3%

Synergies required for
  no dilution                 120.0      114.0     146.0     140.0

Purchase price required
  for no dilution (g)         $51.10     $52.25    $51.10    $52.25

Current net debt/total
  capitalization               15.0%                15.0%
New net debt/total
  capitalization               26.9%                27.8%

(a) This represents a 24.3% premium to LINK's share price of $44.25 on September 11,1996.
(b) This represents a 35.6% premium to LINK's share price of $44.25 on September 11,1996.
(c) Projections are an average of Kleinwort Benson, Merrill Lynch and Morgan Stanley estimates.
(d) Based on Value Line projections. The Value Line growth rate is the lowest growth rate among analysts based on projections of operating income over the next two years.
(e) Assumes the LINK purchase is financed entirely with debt at a rate of 8.0% per annum.
(f)   Based on a blended rate with LINK.
(g)   Assumes $100 million of synergies.

                        HENKEL CORPORATION
        Project LINK - Periodic Review of Strategic Options
               (Current Intentions Remain Unchanged)

Full Takeover of LINK for Cash - Five-Year IRR Calculations

The IRR calculations assume that LINK is purchased using 50% equity and 50% debt. The cash flows used to calculate the IRRs are based on the equity value invested in LINK and are defined as follows:

(Net income + depreciation + goodwill amortization - less increase in working capital - capital expenditures - amortization of debt)

All excess cash flow is used to retire debt, hence the rate of return is driven by the equity value of LINK in year five. At the end of year five a terminal value is determined for LINK based on multiplying year five EBITDA times an appropriate multiple. This terminal value is discounted back to today at a rate which discounts the terminal value such that it equals the initial equity investment in LINK. The rate used to terminal value is the internal rate of return or IRR.

We have examined two scenarios for calculating the LINK IRRs, a high case and a base case. The high and probably unrealistic case assumes that in year five LINK's value will be based on the same multiple of EBITDA (earnings before interest, taxes, depreciation and interest) at which LINK was originally purchased by the acquiror (at $55 per share this multiple is 11.7 x and at $60 per share this multiple is 12.7x. Note: LINK currently trades at a 1996e EBITDA multiple of 9.4x) and the EBITDA margin increases from 20.5% currently to 23.0%. The base case assumes that in year five LINK's value will be based on a 25% discount to the multiple of EBITDA at which LINK was originally purchased by the acquiror (at $55 per share this multiple is 8.8x and at $60 per share this multiple is 9.5x) and the EBITDA margin remains the same.

For each scenario, the cash flows and terminal values are as follows:

                        HENKEL CORPORATION
        Project LINK - Periodic Review of Strategic Options
               (Current Intentions Remain Unchanged)

            Full Takeover of LINK for Cash - Five-Year
                   IRR Calculations (continued)

                   High Cases at $55 Per Share

(in $ millions)        (Year 1) (Year 2) (Year 3) (Year 4) (Year 5)
With $100 million
  of synergies             1997     1998    1999    2000    2001

Cash flows                    0        0       0       0       0

EBITDA                                                       404.3
EBITDA Multiple                                               11.7
                          ----    ----    ----    ----   -------
  Terminal value                                           4,730.3
  Less: remaining debt                                    (225.3)
Total cash to be
  discounted                  0        0       0       0   4,505.0
                          ====    ====    ====    ====   =======

LINK purchase price
  @ $55 per share                  2,053.9
Equity portion of purchase
  price                            1,027.0
IRR                                   34.4%
                                 =======


(in $ millions)          (Year 1) (Year 2) (Year 3) (Year 4)(Year 5)
Without synergies          1997      1998    1999    2000    2001

Cash flows                    0        0       0       0       0

EBITDA                                                       304.3
EBITDA Multiple                                               11.7
                          ----    ----    ----    ----   -------
  Terminal value                                           3,560.3
  Less: remaining debt                                    (653.4)
Total cash to be
  discounted                  0        0       0       0   2,906.9
                          ====    ====    ====    ====   =======

LINK purchase price
  @ $55 per share                  2,053.9
Equity portion of purchase
  price                            1,027.0
IRR                                   23.1%
                                 =======

                        HENKEL CORPORATION
        Project LINK - Periodic Review of Strategic Options
               (Current Intentions Remain Unchanged)

            Full Takeover of LINK for Cash - Five-Year
                   IRR Calculations (continued)

                   Base Cases at $55 Per Share

(in $ millions)          (Year 1) (Year 2) (Year 3)(Year 4)(Year 5)
With $100 million
  of synergies             1997     1998    1999    2000    2001

Cash flows                    0        0       0       0       0

EBITDA                                                       371.2
EBITDA Multiple                                                8.8
                          ----    ----    ----    ----   -------
  Terminal value                                           3,266.6
  Less: remaining debt                                    (301.3)
Total cash to be
  discounted                  0        0       0       0   2,965.3
                          ====    ====    ====    ====   =======

LINK purchase price
  @ $55 per share                  2,053.9
Equity portion of purchase
  price                            1,027.0
IRR                                   23.6%
                                 =======


(in $ millions)         (Year 1) (Year 2) (Year 3) (Year 4)(Year 5)
Without synergies          1997     1998    1999    2000    2001

Cash flows                    0        0       0       0       0

EBITDA                                                       271.2
EBITDA Multiple                                                8.8
                          ----    ----    ----    ----   -------
  Terminal value                                           2,386.6
  Less: remaining debt                                      (729.4)
Total cash to be
  discounted                  0        0       0       0   1,657.2
                          ====    ====    ====    ====   =======

LINK purchase price
  @ $55 per share                  2,053.9
Equity portion of purchase
  price                            1,027.0
IRR                                   10.0%
                                 =======

                        HENKEL CORPORATION
        Project LINK - Periodic Review of Strategic Options
               (Current Intentions Remain Unchanged)

            Full Takeover of LINK for Cash - Five-Year
                   IRR Calculations (continued)

                   High Cases at $60 Per Share

(in $ millions)        (Year 1) (Year 2) (Year 3) (Year 4) (Year 5)
With $100 million
  of synergies             1997     1998    1999    2000    2001

Cash flows                    0        0       0       0       0

EBITDA                                                       404.3
EBITDA Multiple                                               12.7
                          ----    ----    ----    ----   -------
  Terminal value                                           5,134.6
  Less:  remaining debt                                   (339.8)
Total cash to be
  discounted                  0        0       0       0   4,794.8
                          ====    ====    ====    ====   =======

LINK purchase price
  @ $60 per share                  2,221.4
Equity portion of purchase
  price                            1,110.7
IRR                                   34.0%
                                 =======


(in $ millions)         (Year 1) (Year 2) (Year 3) (Year 4)(Year 5)
Without synergies          1997     1998    1999    2000    2001

Cash flows                    0        0       0       0       0

EBITDA                                                       304.3
EBITDA Multiple                                               12.7
                          ----    ----    ----    ----   -------
  Terminal value                                           3,864.6
  Less:  remaining debt                                   (780.7)
Total cash to be
  discounted                  0        0       0       0   3,083.9
                          ====    ====    ====    ====   =======

LINK purchase price
  @ $60 per share                  2,221.4
Equity portion of purchase
  price                            1,110.7
IRR                                   22.7%
                                 =======

                        HENKEL CORPORATION
        Project LINK - Periodic Review of Strategic Options
               (Current Intentions Remain Unchanged)

            Full Takeover of LINK for Cash - Five-Year
                   IRR Calculations (continued)

                   Base Cases at $60 Per Share

(in $ millions)        (Year 1)  (Year 2) (Year 3) (Year 4)(Year 5)
With $100 million
  of synergies             1997     1998    1999    2000    2001

Cash flows                    0        0       0       0       0

EBITDA                                                       371.2
EBITDA Multiple                                                9.5
                          ----    ----    ----    ----   -------
  Terminal value                                           3,526.4
  Less:  remaining debt                                   (415.8)
Total cash to be
  discounted                  0        0       0       0   3,110.6
                          ====    ====    ====    ====   =======
LINK purchase price
  @ $60 per share                  2,221.4
Equity portion of purchase
  price                            1,110.7
IRR                                   22.9%
                                 =======


(in $ millions)         (Year 1) (Year 2) (Year 3) (Year 4) (Year 5)
Without synergies          1997     1998    1999    2000    2001

Cash flows                    0        0       0       0       0

EBITDA                                                       271.2
EBITDA Multiple                                                9.5
                          ----    ----    ----    ----   -------
  Terminal value                                           2,576.4
  Less:  remaining debt                                   (856.7)
Total cash to be
  discounted                  0        0       0       0   1,719.7
                          ====    ====    ====    ====   =======
LINK purchase price
  @ $60 per share                  2,221.4
Equity portion of purchase
  price                            1,110.7
IRR                                    9.1%
                                 =======

                        HENKEL CORPORATION
        Project LINK - Periodic Review of Strategic Options
               (Current Intentions Remain Unchanged)

      Full Takeover of LINK for Cash - LINK Buyback of Shares

LINK could offer to repurchase a significant portion of its outstanding shares at a premium to market, say through a Dutch auction mechanism. The impact on LINK would be as follows:

Target share buyback price                         $47.00    $47.00

Target EBIT/Interest Coverage                        3.0       3.5
Percent of company repurchased                      37.5%     32.1%
Assumed interest rate                                8.5%      8.5%

($ millions)
Projected 1997 LINK operating
  profit (Value Line)                              152.2     152.2
Less existing interest and other                    (8.4)     (8.4)
                                                 -----     -----
  Operating profit before new debt                 143.8     143.8
New interest based on target coverage               47.9      41.1
New debt based on assumed interest rate            563.9     483.4
Shares repurchased                                  12.0      10.3
LINK shares outstanding                             32.0      32.0

Dilution
Operating profit before new debt                   143.8     143.8
New interest based on target coverage            (47.9)    (41.1)
                                                 -----     -----
Pre-tax profit                                      95.9     102.7
Taxes @ 27.0%                                    (25.9)    (27.7)
                                                 -----     -----
Net profit                                          70.0      75.0

Existing shares outstanding                         33.0      33.0
New shares outstanding                              21.0      22.7
Projected eps                                       $3.30     $3.30
New eps                                             $3.33     $3.30
Accretion/(dilution)                                 1.0%      0.0%

Purchase price required for no dilution (a)        $47.80    $47.00

Current net debt/total capitalization               31.8%     31.8%
New net debt/total capitalization                   68.2%     65.6%

(a)   At the target interest coverage.

                        HENKEL CORPORATION
        Project LINK - Periodic Review of Strategic Options
               (Current Intentions Remain Unchanged)

      Full Takeover of LINK for Cash - LINK Buyback of Shares

LINK could offer to repurchase a significant portion of its outstanding shares at a premium to market, say through a Dutch auction mechanism. The impact on LINK would be as follows:

Target share buyback price                         $55.00    $55.00

Target EBIT/Interest Coverage                        3.0       3.5
Percent of company repurchased                      32.0%     27.4%
Assumed interest rate                                8.5%      8.5%

($ millions)
Projected 1997 LINK operating
  profit (Value Line)                              152.2     152.2
Less existing interest and other                  (8.4)     (8.4)
                                                 -----     -----
  Operating profit before new debt                 143.8     143.8
New interest based on target coverage               47.9      41.1
New debt based on assumed interest rate            563.9     483.4
Shares repurchased                                  10.3       8.8
LINK shares outstanding                             32.0      32.0

Dilution
Operating profit before new debt                   143.8     143.8
New interest based on target coverage              (47.9)    (41.1)
                                                 -----     -----
Pre-tax profit                                      95.9     102.7
Taxes @ 27.0%                                      (25.9)    (27.7)
                                                 -----     -----
Net profit                                          70.0      75.0

Existing shares outstanding                         33.0      33.0
New shares outstanding                              22.7      24.2
Projected eps                                       $3.30     $3.30
New eps                                             $3.08     $3.10
Accretion/(dilution)                                -6.8%     -6.2%

Purchase price required for no dilution (a)        $47.80    $47.00

Current net debt/total capitalization               31.8%     31.8%
New net debt/total capitalization                   68.2%     65.6%

(a)   At the target interest coverage.

   SENSITIVITY ANALYSIS: LINK


         To Be Financed        Shares         Shares
                               To be          Already
                               Bought         Bought
                               -------        -------
         # Shares (million)........32.5   .....    0.0
         Price Paid per Share.....$47.25  .....  $0.00
                                 1536.6            0.0
         Total Price to Shareholders >>>> 1536.6  <<<<
         Exisiting Debt to be Repaid...... 211.6 (Net of any converts)
         Existing Debt Assumed.............. 0.0
         Tax on Recapture................... 0.0
         Transaction Expenses.............. 46.1
                                        ---------------
                                        $1,794.3 million
                                         ===============


         Financing Structure          Interim        Recap.
                                      -----------------------
         Existing Debt Assumed..............*           0.0
         Options Proceeds/Pension Reversion.*           0.0
         Excess Cash .......................*          40.0
         Proceeds from Sale of Segment(s)...*           0.0
         Issue of Acquiror's Stock..........*           0.0
         Net Proceeds from Sale for Leaseback*          0.0
         New Short-term Debt................*           0.0
         New Senior Debt..................897.1       600.0   33.4%
         New Subordinated Debt..............*         550.0   30.7%
         New Convertible Subordinated Debt..*           0.0
         New Preferred Stock................*           0.0
         New Equity.......................897.1         604.3 33.7%
                                      ----------------------
                                       $1,794.3      $1,794.3 million
                                           ======================


-------------------------------------------------------------------


         Issue of Acquiror's Stock (if applicable)
         % of Price to Shareholders in Stock...................0.0%
         Current Market Price of Acquiror....................$0.00
         # Shares to be Issued (million).......................N/A


-------------------------------------------------------------------



         Indicators:

         5-Year Return on Equity...........29.2%
         5-Year Return on Conv Sub......... NA        Balance Sheet
                                                           Check:
         Interest Coverage in Year 1.......... 1.3x           100%
         Snr. Debt Repaid end Year 8.......100.0%

-------------------------------------------------------------------




                      Rothschild Inc.

                        DRAFT MODEL
                FOR DISCUSSION PURPOSES ONLY

                    10-Sep.   1996

                     TIME: 10:32AM
                     RUN #:   2969


 ------------------------------------------------------------------



        Index:                                  Page



        FINANCING STRUCTURE........................1
        PRINCIPAL ASSUMPTIONS......................2
        SUMMARY BALANCE SHEETS.....................3
        SUMMARY INCOME STATEMENTS AND CASH FLOWS...4
        OPERATING SEGMENT BREAKDOWN................5-7
        BALANCE SHEET ADJUSTMENTS..................8-9
        DEPRECIATION SCHEDULES....................10    OVERRIDE
        TAX CALCULATIONS..........................11
        ESTIMATED RETURN ON EQUITY................12
        RETURN ON CV.  SUB., DISCOUNTED
        PRESENT VALUES............................13


------------------------------------------------



        Notes:


                     0 SEGMENT(S) ASSUMED SOLD





 ------------------------------------------------------------------


     Any estimates or projections contained herein have been provided to assist in your evaluation but should not be relied upon as an accurate representation of future results. Any price or financing structure contained herein is for sensitivity purposes only and does not necessarily represent a view as to the fairness or feasibility of such price or structure. Rothschild Inc. makes no representation or warranty as to the accuracy or completeness of the information contained herein.

-------------------------------------------------------------------

PRINCIPAL ASSUMPTIONS     LINK


Interest Rates                            1997   1998    1999   2000    2001
==============
                                          ====================================
Interest on Short-term Debt...............8.50%..8.50%...8.50%..8.50%...8.50%.
Interest on Existing Long-term Debt.......0.00%..0.00%...0.00%..0.00%...0.00%.
Interest on New Senior L-term Debt........8.50%..8.50%...8.50%..8.50%...8.50%.
Interest on Subordinated Debt............12.00%.12.00%..12.00%.12.00%..12.00%.
Interest on Convertible Subordinated Debt.8.00%..8.00%...8.00%..8.00%...8.00%.
Interest on Cash Balances.................4.00%..4.00%...4.00%..4.00%...4.00%.
Preferred Dividend........................0.00%..0.00%...0.00%..0.00%...0.00%.

Interest Rates                             2002   2003    2004   2005    2006
==============                            ===================================

Interest on Short-term Debt................8.50%..8.50%...8.50%  8.50%   8.50%
Interest on Existing Long-term Debt........0.00%..0.00%   0.00%  0.00%   0.00%
Interest on New Senior L-term Debt.........8.50%..8.50%.. 8.50%  8.50%   8.50%
Interest on Subordinated Debt............ 12.00%.12.00%  12.00% 12.00%  12.00%
Interest on Convertible Subordinated Debt..8.00%..8.00%   8.00%  8.00%   8.00%
Interest on Cash Balances..................4.00%..4.00%...4.00%..4.00%...4.00%
Preferred Dividend.........................0.00%..0.00%...0.00%..0.00%...0.00%.



Working Capital
 Variables as % of Sales    1996   1997   1998    1999   2000    2001   2002
========================    =================================================

Receivables.................19.9%..19.9%..19.9%...19.9%..19.9%...19.9%..19.9%
Inventory...................11.9%..11.9%..11.9%...11.9%..11.9%...11.9%..11.9%
Accounts Payable.............4.6%...4.6%...4.6%....4.6%...4.6%....4.6%.  4.6%
Accrued Liabilities..........9.8%...9.8%...9.8%....9.8%...9.8%....9.8%.  9.8%


Working Capital
 Variables as % of Sales    2003    2004   2005    2006
========================    ============================

Receivables.................19.9%   19.9%  19.9%   19.9%
Inventory...................11.9%   11.9%  11.9%   11.9%
Accounts Payable............ 4.6%    4.6%   4.6%    4.6%
Accrued Liabilities......... 9.8%    9.8%   9.8%    9.8%

Projection Periods
Base Year Labelled:     1996 represents year to       31-Dec          1996


Debt Conversion Rights
Convertible Sub. Debt with right to            0.0% of Equity
This debt is assumed not to be repaid for cash flow purposes, except for return calculation.

Fixed Asset Sale
Net Assets Sold Outright or for Leaseback                 $0.0 million
Net Sale Proceeds (for Leaseback, if app.)                $0.0 million
If Sale for Leaseback, Base Year Lease Payt.              $0.0 million
Reflected in Cost of Goods Sold for Retained Operations
Lease Payments Grow in Proportion to Cost of Goods



Asset Write-up
Amount of Asset Write-up                                  $0.0 million
Tax on Recapture (if any is assumed) appears above


Segment Sales and Descriptions

  Retain ???         SEG1   SEG2    SEG3   SEG4    SEG5   SEG6
                ----------------------------------------------------
  (1=YES;0=NO)         1       1      1       1      1      1
  Sale Price (m)    $0.0    $0.0   $0.0    $0.0   $0.0   $0.0

 SEG1:                                 SEG4:
 SEG2:                                 SEG5:
 SEG3:                                 SEG6:


Depreciation & Amortization
Reporting Depreciation Period            10.0 years
Goodwill Amortization                    40.0 years


Taxes
ITC Rate                                  0.0%
Tax Rate                                 27.0%

Base Year Ending NOL Carryforward        $0.0 million
Base Year Ending ITC Carryforward        $0.0 million

Debt
Existing Long- & Short-term Debt, other than that sold with operations as well as convertibles and IRBs, is assumed to be refinanced.


                       Converted:        $0.0 million
                              Assumed:   $0.0 million


Transaction Expenses
Transaction Expenses as % of Price to Shareholders    3.0%


Capital Expenditures
Capital Expenditures grow in proportion to individual revenues of retained operations


Collateral Advance Ratios
=========================
Accounts Receivable       80%
Inventories               60%
Net Fixed Assets          40%




SUMMARY BALANCE SHEETS       ($ Millions)   LINK


                               31 - Dec   1996         31 - Dec
ASSETS                  OLDCO    Adj.   NEWCO     1997   1998    1999   2000
                     =========================    ==========================

Cash and Investments......55.1   (40.0)  15.1     15.1   15.1   15.1   15.1
Receivables..............162.2     0.0  162.2    179.1  197.9   218.6  243.7
Inventory.................96.6     0.0   96.6    106.7  117.9   130.2  145.2
Prepaids & Other..........57.1     0.0   57.1     57.1   57.1    57.1   57.1
                      ----------------------    ----------------------------
Total Current Assets.....371.0   (40.0) 331.0    358.0  388.0   421.1  461.1
                      ----------------------    ----------------------------

Gross Fixed Assets.......368.8     0.0  368.8    413.2  460.7   511.6  569.5
(less) Accum. Deprec....(163.6)    0.0 (163.6)  (205.3)(248.1) (292.2)(338.4)
                      ----------------------  ------------------------------
Net Fixed Assets.........205.2     0.0  205.2    207.9  212.6   219.3  231.1
                      ----------------------  ------------------------------

Deferred Charges.0.0       0.0      0.0      0.0      0.0     0.0       0.0
Other Assets....31.1       0.0     31.1     31.1     31.1    31.1      31.1
Goodwill........96.2   1,246.6    1,342   1309.3  1,275.7  1242.2    1208.6
                      ----------------------   -----------------------------
Total Assets..$703.6  $1,206.6 $1,910.2 $1,906.2 $1,907.4 $1,913.7 $1,913.9
                        ====================================================


                                2001    2002   2003    2004   2005   2006
ASSETS                          ===========================================

Cash and Investments..........   15.1    15.1   15.1    15.1   15.1   15.1
Receivables...................  263.2   284.3  307.0   331.6  358.1  386.8
Inventory.....................  156.8   169.3  182.9   197.5  213.3  230.4
Prepaids & Other..............   57.1    57.1   57.1    57.1   57.1   57.1
                               -------------------------------------------
Total Current Assets..........  492.3   525.9  562.1   601.3  643.7  689.4
                               -------------------------------------------

Gross Fixed Assets............   630.8   695.9  764.9   837.9  915.4  997.6
(less) Accum. Deprec.......... (387.0) (438.4)(492.9) (551.0)(613.1)(679.7)
                               -------------------------------------------
Net Fixed Assets.............   243.8   257.5  271.9   286.9  302.3  317.8
                               -------------------------------------------

Deferred Charges....       0.0      0.0      0.0      0.0     0.0       0.0
Other Assets........      31.1     31.1     31.1     31.1    31.1      31.1
Goodwill............   1,175.0  1,141.4  1,107.9  1,074.3  1,040.7  1,007.1
                            -------------------------------------------
Total Assets........  $1,947.2 $1,955.9 $1,973.1 $1,993.7 $2,017.8 $2,045.4
                               ===========================================

LIABILITIES & EQUITY         31 -Dec 1996              31 - Dec
                             OLDCO    Adj.   NEWCO  1997   1998    1999   2000
                               ================================================

Accounts Payable.............37.1.....0.0...37.1  41.0... 45.3....50.1.  55.8
Accrued Liabilities..........80.1.....0.0...80.1  88.4... 97.7...108.0..120.4
Short-term Debt.............132.9..(132.9)...0.0   0.0...  0.0.....0.0    0.0
Other Current Liabilities.....9.6.....0.0....9.6   9.6...  9.6.... 9.6    9.6
                           --------------------------------------------------
Total Current Liabilities...259.8..(132.9).126.8 139.1    152.7  167.7  185.8

Deferred Taxes.................0.0.....0.0....0.0.. 0.0....  0.0    0.0    0.0
Existing Long-term Debt.......78.6...(78.6)...0.0.. 0.0....  0.0    0.0    0.0
New Senior Long-term Debt......0.0...600.0..600.0 596.1..  574.2  538.7  479.7
New Subordinated Debt..........0.0...550.0..550.0 550.0..  550.0  550.0  550.0
New Convertible
Subordinated Debt..........0.0....0.0.....0.0... 0.0....   0.0    0.0      0.0
Other Non-curr.
Liabilities...............29.1....0.0....29.1... 29.1...  29.1    29.1    29.1
                              ------------------------------------------------
Total Liabilities.. .....367.5  938.4 1,305.9 1,314.2 1,306.0 1,285.4  1,244.5

Preferred Stock...0.0      0.0      0.0     0.0       0.0      0.0      0.0
Equity..........336.1    268.2    604.3   592.0     601.5    628.3    687.3
                              -------------------- ---------------------------
Total
Liabilities
and Equity.....$703.6 $1,206.6 $1,910.2 $1,906.2 $1.907.4 $1,913.7 $1,931.9
                                  ==========================================



LIABILITIES & EQUITY            2001    2002   2003    2004   2005   2006
                               ===========================================


Accounts Payable............    60.3    65.1   70.3    75.9   82.0   88.6
Accrued Liabilities.........   130.0   140.4  151.6   163.8  176.9  191.0
Short-term Debt.............     0.0     0.0    0.0     0.0    0.0    0.0
Other Current Liabilities...     9.6     9.6    9.6     9.6    9.6    9.6
                                 ----------------------------------------
Total Current Liabilities...   199.9   215.1  231.6   249.3  268.5  289.2

Deferred Taxes..............    0.0     0.0    0.0     0.0    0.0    0.0
Existing Long-term Debt.....    0.0     0.0    0.0     0.0    0.0    0.0
New Senior Long-term Debt...  397.8   286.0  151.0     0.0    0.0    0.0
New Subordinated Debt.......  550.0   550.0  550.0   539.8  346.7  115.1
New Convertible
Subordinated Debt...........    0.0     0.0    0.0     0.0    0.0    0.0
Other Non-curr. Liabilities.   29.1    29.1   29.1    29.1   29.1   29.1
                               -----------------------------------------
Total Liabilities........   1,176.7 1,080.1  961.6   818.2  644.3  433.3

Preferred Stock........    0.0      0.0      0.0     0.0      0.0      0.0
Equity.................  765.5    875.8  1,011.5 1,175.5  1,373.5  1,612.1
                           --------------------------------------------
Total Liabilities
and Equity............$1,942.2 $1,955.9 $1,973.1 $1993.7 $2,017.8 $2,045.4



                           31-Dec  1996              31-Dec
                        OLDCO     Adj. NEWCO 1997   1998    1999   2000 2001
COLLATERAL AVAILABLE    ====================================================
PER ASSUMPTIONS                              290.4  314.1  340.8  374.5 402.2
TOTAL SENIOR DEBT                            596.1  574.2  538.7  479.7 397.8
CURRENT RATIO     (x)     1.4            2.6   2.6    2.5    2.5    2.5   2.5
SR. DEBT/SUB. DEBT
 + EQUITY         (x)     0.6            0.5   0.5    0.5    0.5    0.4   0.3
TOT. LIAB./EQUITY (x)     1.1            2.2   2.2    2.2    2.0    1.8   1.5
TOT. LIAB./TOT.
ASSETS            (x)     0.5            0.7   0.7    0.7    0.7    0.6   0.6
TOT. LIAB./EQ. -
GOODWILL          (x)     1.5           (1.8) (1.8)  (1.9)  (2.1)  (2.4) (2.9)
NEW SR. DEBT PAID DOWN                   0.0%  0.7%   4.3%  10.2%  20.1% 33.7%
ESTIMATED INTERNAL RATE
OF RETURN ON INITIAL EQUITY                   29.6%  35.4%  31.6%  32.6% 29.2%


                                              2002   2003    2004   2005   2006
COLLATERAL AVAILABLE                        ===================================
PER ASSUMPTIONS                              432.0  464.1   498.6  535.4  574.8
TOTAL SENIOR DEBT                            286.0  151.0     0.0    0.0    0.0
CURRENT RATIO    (x)                           2.4    2.4     2.4    2.4    2.4
SR. DEBT/SUB. DEBT
 + EQUITY        (x)                          0.2    0.1     0.0    0.0    0.0
TOT. LIAB./EQUITY(x)                          1.2    1.0     0.7    0.5    0.3
TOT. LIAB./TOT.
 ASSETS          (x)                          0.6    0.5     0.4    0.3    0.2
TOT. LIAB./EQ. -
GOODWILL         (x)                         (4.1) (10.0)    8.1    1.9    0.7
NEW SR. DEBT PAID DOWN                       52.3%  74.8%  100.0% 100.0% 100.0%
ESTIMATED INTERNAL RATE
OF RETURN ON INITIAL EQUITY                  28.2%  26.3%   24.8%  23.7%  22.7%

SUMMARY INCOME STATEMENTS AND CASH FLOWS  ($ Millions)   LINK

                                           1996  1997    1998     1999    2000
                                        =======================================

Revenues.................................815.0...900.0...994.5..1,098.9 1,225.0
 (Cost of Goods Sold)...................(309.7).(342.0).(372.9)..(412.1).(453.3)
 (Selling, General & Administrative)....(338.2).(370.8).(404.8)..(447.3).(490.0)
 (Corporate Expense).......................0.0.....0.0.....0.0......0.0.....0.0.
                                         ------  -------------------------------

Earnings Before Depreciation, Interest
& Taxes "EBDIT"..........................167.1....187.2...216.8....239.6..281.8.
 (Depreciation)..........................(33.0)...(41.8)..(42.8)...(44.1).(46.2)
                                         -------  ------------------------------

Earnings Before Interest & Taxes
 "EBIT"  (A).............................134.1....145.4...174.0....195.4..235.6.
Interest (Expense)/
 Income  (B).....................................(116.2).(115.1)..(112.7)(108.7)
                                               ---------------------------------

Pre-tax Income....................................29.2....58.9.....82.7..126.9.
 (Income Taxes after ITC).........................(7.9)..(15.9)...(22.3).(34.3)
                                               ---------------------------------

Net Income before Goodwill........................21.3....43.0.....60.4...92.6..
 (Goodwill Amort.)...............................(33.6)..(33.6)...(33.6).(33.6)
                                               ---------------------------------

Net Income.......................................(12.2)....9.4.....26.8...59.1..

 plus: Depreciation...............................41.8....42.8.....44.1...46.2..
 plus: Goodwill...................................33.6....33.6.....33.6...33.6..
                                               ---------------------------------
Operating Cash Flow...............................63.1....85.8....104.5..138.8..
 (Working Capital Increase)......................(14.8)..(16.4)...(18.1).(21.9).
 (Capital Expenditures)..................(40.2)..(44.4)..(47.5)...(50.8).(57.9).
 plus: Increase in Deferred Taxes..................0.0.....0.0......0.0....0.0..
                                                --------------------------------
Cash Available Before Debt
Amortization.......................................3.9....21.8.....35.6...59.0..
 (Existing Long-term Debt Amortizn.)...............0.0.....0.0......0.0....0.0..
 (Preferred Dividends).............................0.0.....0.0......0.0....0.0..
 (Preferred Amortization)..........................0.0.....0.0......0.0....0.0..
                                                --------------------------------

Cash Available before New Senior Debt
Amortization.......................................3.9....21.8.....35.6...59.0..
 New Senior Debt (Amortization)/Increase..........(3.9)..(21.8)...(35.6).(59.0).
 (Subordinated Amortization).......................0.0.....0.0......0.0....0.0
 (Short-term Debt Amortization)....................0.0.....0.0......0.0....0.0..
                                                  ------------------------------

Net Increase in Cash A/C...........................0.0.....0.0......0.0....0.0..
                                                 ===============================

EBIT INTEREST COVERAGE (NA if negative) (A/I)......1.3.....1.5......1.7....2.2..



                             2001    2002     2003    2004    2005     2006
                             ================================================

Revenues...................1,323.0  1,428.8  1,543.1 1,666.6 1,799.9  1,943.9
 (Cost of Goods Sold)........(489.5).(521.5)  (563.2) (608.3) (657.0)  (709.5)
 (Selling, General &
 Administrative)...          (529.2) (564.4)  (609.5) (658.3) (711.0)  (767.8)
 (Corporate Expense).........   0.0     0.0      0.0     0.0     0.0      0.0
                             -------------------------------------------------

Earnings Before
Depreciation, Interest
& Taxes "EBDIT"...............304.3   342.9    370.4   400.0   432.0    466.5
 (Depreciation)...............(48.6)..(51.4)...(54.5)  (58.1)  (62.1)   (66.6)
                             -------------------------------------------------

Earnings Before Interest
& Taxes
 "EBIT"  (A)..................255.7...291.6    315.8   341.9   369.9    399.9
Interest (Expense)/
 Income  (B).................(102.7)..(94.5)...(84.0)..(71.2)..(52.6)...(27.1)
                             ----------------------------------------------

Pre-tax Income................153.0...197.1....231.9...270.7...317.3....372.8
 (Income Taxes after ITC).....(41.3)..(53.2)...(62.6)..(73.1)..(85.7)  (100.7)
                             ----------------------------------------------

Net Income before Goodwill....111.7...143.9....169.3...197.6.. 231.6    272.2
 (Goodwill Amort.)............(33.6)..(33.6)...(33.6)..(33.6)..(33.6)...(33.6)
                             ----------------------------------------------

Net Income.....................78.1...110.3....135.7...164.0...198.0....238.6

 plus: Depreciation............48.6....51.4.....54.5....58.1....62.1.....66.6
 plus: Goodwill................33.6....33.6.....33.6....33.6....33.6.....33.6
                             ----------------------------------------------
Operating Cash Flow...........160.3...195.3....223.8...255.7...293.7....338.8
 (Working Capital Increase)...(17.0)..(18.4)...(19.9)..(21.4)..(23.2)...(25.0)
 (Capital Expenditures).......(61.4)..(65.1)...(69.0)..(73.1)  (77.5)   (82.1)
 plus: Increase
 in Deferred Taxes..............0.0.....0.0......0.0.....0.0.....0.0      0.0
                             -------------------------------------------------
Cash Available Before Debt
Amortization...................81.9...111.8....135.0...161.2...193.1    231.6
 (Existing Long-term
  Debt Amortizn.)...............0.0.....0.0......0.0.....0.0..   0.0      0.0
 (Preferred Dividends)..........0.0.....0.0......0.0.....0.0.....0.0      0.0
 (Preferred Amortization).......0.0.....0.0......0.0.....0.0.....0.0      0.0
                             -------------------------------------------------

Cash Available before
New Senior Debt
Amortization...................81.9...111.8....135.0   161.2   193.1    231.6
 New Senior Debt
(Amortization)/Increase.......(81.9).(111.8)..(135.0).(151.0)....0.0...   0.0
 (Subordinated Amortization)....0.0.....0.0......0.0...(10.2).(193.1)  (231.6)
 (Short-term Debt
Amortization)...................0.0.....0.0......0.0.....0.0     0.0      0.0
                             -------------------------------------------------

Net Increase
in Cash A/C.....................0.0.....0.0......0.0.....0.0.....0.0..    0.0
                             =================================================

EBIT INTEREST
COVERAGE
(NA if negative)(A/I)...........2.5.....3.1......3.8.....4.8.....7.0     14.8

--------------------------------------------------------------------------------
BASE YEAR DATA AND PROJECTIONS HAVE BEEN RESTATED TO REFLECT
CONTINUING OPERATIONS ONLY AFTER THE SALE OF 0 SEGMENTS
--------------------------------------------------------------------------------
INTEREST EXPENSE              AVG RATE 10 YRS   1997    1998     1999    2000
================             ===============
                                               ---------------------------------
Interest on Short-term Debt      8.50%          0.0     0.0      0.0     0.0
Interest on Existing
Long-term Debt                   0.00%          0.0     0.0      0.0     0.0
Interest on New Senior
 Long-term Debt                  8.50%         50.8    49.7     47.3    43.3
Interest on Subordinated Debt   12.00%         66.0    66.0     66.0    66.0
Interest on Convertible
 Subordinated Debt               8.00%          0.0     0.0      0.0     0.0
Interest (Earnings) on
Cash Deficit (Surplus)           4.00%         (0.6)   (0.6)    (0.6)   (0.6)
                                              ----------------------------------
TOTAL INTEREST EXPENSE/(INCOME)               116.2   115.1    112.7   108.7
                                              ==================================



INTEREST EXPENSE                  2001    2002     2003    2004    2005     2006
================
                              --------------------------------------------------
Interest on Short-term Debt       0.0     0.0      0.0     0.0     0.0      0.0
Interest on Existing
Long-term Debt                    0.0     0.0      0.0     0.0     0.0      0.0
Interest on New Senior
 Long-term Debt                  37.3    29.1     18.6     6.4     0.0      0.0
Interest on Subordinated Debt    66.0    66.0     66.0    65.4    53.2     27.7
Interest on Convertible
 Subordinated Debt                0.0     0.0      0.0     0.0     0.0      0.0
Interest (Earnings) on
Cash Deficit (Surplus)           (0.6)   (0.6)    (0.6)   (0.6)   (0.6)    (0.6)
                             ---------------------------------------------------
TOTAL INTEREST EXPENSE/(INCOME) 102.7    94.5     84.0    71.2    52.6     27.1
                             ===================================================

OPERATING SEGMENT BREAKDOWN          LINK


                            1993   1994    1995   1996    1997   1998    1999
                  ==============================================================
RETAINED
OPERATIONS      Revenues                         815.0    900.0   994.5 1,098.9
==========
                 (Cost of Goods Sold)           (309.7)  (342.0) (372.9) (412.1)
                 (Sale/Leaseback Payments)         0.0      0.0     0.0     0.0
                 (Selling, General &
                   Administrative)              (338.2)  (370.8) (404.8) (447.3)
                EBDIT                            167.1    187.2   216.8   239.6
                 (Depreciation)  1996 Only       (33.0)
                EBIT             1996 Only       134.1

                Revenues' Growth Rate                      10.4%   10.5%  10.5%
                Cost of Goods Sold as %
                 of Revenues                               38.0%   37.5%  37.5%
                Sell., Gen. & Adm. as %
                 of Revenues                               41.2%   40.7%  40.7%
                EBDIT MARGIN                               20.8%   21.8%  21.8%
                EBDIT GROWTH                               12.0%   15.8%  10.5%

                    CAPITAL 42.1   53.7    32.5   40.2     44.4    47.5   50.8
               EXPENDITURES        27.5%  -39.5%  23.8%    10.4%    7.0%   7.0%


DIVESTED
OPERATIONS      Revenues                           0.0      0.0     0.0    0.0
==========
                 (Cost of Goods Sold)              0.0      0.0     0.0    0.0
                 (Selling, General &
                 Administrative)                   0.0      0.0     0.0    0.0
                EBDIT                              0.0      0.0     0.0    0.0
       0         (Depreciation)  1996 Only         0.0
   Segments     EBIT             1996 Only         0.0

  Aggregate     Revenues' Growth Rate                       N/A    N/A    N/A
  Sale Price    Cost of Goods Sold as % of Revenues         N/A    N/A    N/A
       0.0m     Sell., Gen. & Adm. as % of Revenues         N/A    N/A    N/A
                EBDIT MARGIN                                N/A    N/A    N/A
                EBDIT GROWTH                                N/A    N/A    N/A

                    CAPITAL  0.0    0.0     0.0    0.0      0.0     0.0    0.0
               EXPENDITURES         N/A     N/A    N/A      N/A     N/A    N/A

TOTAL
EXISTING        Revenues                         815.0    900.0  994.5 1,098.9
OPERATIONS       (Cost of Goods Sold &
==========
                  S/LB Payts)                 (309.7)  (342.0) (372.9) (412.1)
                 (Selling, General &
                  Administrative)             (338.2)  (370.8) (404.8) (447.3)
                EBDIT                         (167.1)   187.2   216.8   239.6
                 (Depreciation)
                 1996 Only                     (33.0)
                EBIT
                 1996 Only                     134.1

                Revenues' Growth Rate                    10.4%   10.5%   10.5%
                Cost of Goods Sold incl.
                S/LB as % of Revenues                    38.0%   37.5%   37.5%
                Sell., Gen. & Adm. as % of Revenues      41.2%   40.7%   40.7%
                EBDIT MARGIN                             20.8%   21.8%   21.8%
                EBDIT GROWTH                             12.0%   15.8%   10.5%

                    CAPITAL 42.1   53.7    32.5  40.2     44.4     47.5    50.8
               EXPENDITURES        27.5%  -39.5% 23.8%    10.4%     7.0%    7.0%




                              2000   2001    2002   2003    2004   2005   2006
                               ==========================================
RETAINED
OPERATIONS
Revenues                1,225.0 1,323.0 1,428.8 1,543.1 1,666.6 1,799.9 1,943.9
  (Cost of Goods Sold)   (453.3) (489.5) (521.5) (563.2) (608.3)(657.0)(709.5)
  (Sale/Leaseback Payments) 0.0     0.0     0.0     0.0     0.0    0.0    0.0
  (Selling, General &
    Administrative)       (490.0)(529.2) (564.4)(609.5) (658.3)(711.0)(767.8)
 EBDIT                     281.8  304.3   342.9  370.4   400.0  432.0  466.5
  (Depreciation)  1996 Only
 EBIT             1996 Only

 Revenues' Growth Rate         11.5%   8.0%    8.0%   8.0%    8.0%   8.0%   8.0%
 Cost of Goods Sold as %
  of Revenues                  37.0%  37.0%   36.5%  36.5%   36.5%  36.5%  36.5%
 Sell., Gen. & Adm. as %
  of Revenues                  40.0%  40.0%   39.5%  39.5%   39.5%  39.5%  39.5%
 EBDIT MARGIN                  23.0%  23.0%   24.0%  24.0%   24.0%  24.0%  24.0%
 EBDIT GROWTH                  17.6%   8.0%   12.7%   8.0%    8.0%   8.0%   8.0%

     CAPITAL                   57.9   61.4    65.1   69.0    73.1   77.5   82.1
EXPENDITURES                   13.9%   6.0%    6.0%   6.0%    6.0%   6.0%   6.0%


DIVESTED
OPERATIONS
Revenues                        0.0    0.0     0.0    0.0     0.0    0.0    0.0
(Cost of Goods Sold)            0.0    0.0     0.0    0.0     0.0    0.0    0.0
(Selling, General &
Administrative)                 0.0    0.0     0.0    0.0     0.0    0.0    0.0
EBDIT                           0.0    0.0     0.0    0.0     0.0    0.0    0.0
0       (Depreciation) 1996 Only
Segments        EBIT   1996 Only

 Aggregate  Revenues'
              Growth Rate       N/A    N/A   N/A   N/A  N/A    N/A   N/A
 Sale Price Cost
            of Goods Sold
         as % of Revenues       N/A    N/A   N/A   N/A   N/A    N/A   N/A
  0.0 m  Sell., Gen. & Adm.
         as % of Revenues       N/A    N/A   N/A   N/A   N/A    N/A   N/A
              EBDIT MARGIN      N/A    N/A   N/A   N/A   N/A    N/A   N/A
              EBDIT GROWTH      N/A    N/A   N/A   N/A   N/A    N/A   N/A


CAPITAL                        0.0     0.0     0.0    0.0    0.0     0.0    0.0
EXPENDITURES                   N/A     N/A     N/A   N/A     N/A     N/A    N/A

TOTAL
EXISTING
OPERATIONS
Revenues             1,225.0  1323.0 1,428.8 1,543.1 1,666.6 1,799.9 1,943.9
 (Cost of Goods Sold &
   S/LB Payts)        (453.3) (489.5) (521.5) (563.2) (608.3) (657.0)(709.5)
  (Selling, General &
   Administrative)    (490.0) (529.2) (564.4)(609.5) (658.3)  (711.0)(767.8)
 EBDIT                 281.8   304.3   342.9  370.4   400.0    432.0  466.5
  (Depreciation) 1996 Only
 EBIT            1996 Only

 Revenues' Growth Rate          11.5%  8.0%    8.0%   8.0%    8.0%   8.0%   8.0%
 Cost of Goods Sold incl.
 S/LB as % of Revenues          37.0% 37.0%   36.5%  36.5%   36.5%  36.5%  36.5%
 Sell., Gen. & Adm. as %
 of Revenues                    40.0% 40.0%   39.5%  39.5%   39.5%  39.5%  39.5%
 EBDIT MARGIN                   23.0%  23.0%   24.0%  24.0%   24.0%  24.0% 24.0%
 EBDIT GROWTH                   17.6%   8.0%   12.7%   8.0%    8.0%   8.0%  8.0%

     CAPITAL                    57.9   61.4    65.1   69.0    73.1   77.5  82.1
EXPENDITURES                    13.9%   6.0%    6.0%   6.0%    6.0%   6.0%  6.0%

OPERATING SEGMENT BREAKDOWN (Contd)        LINK

                           1993   1994    1995   1996     1997   1998      1999
                       =========================================================

* * * * * * * * Revenues                         815.0    900.0  994.5 1,098.9
SEG1:            (Cost of Goods Sold)           (309.7)  (342.0)(372.9) (412.1)
                 (Selling, General &
                 Administrative)                (338.2)  (370.8)(404.8) (447.3)
* * * * * * * * EBDIT                            167.1    187.2  216.8   239.6
                 (Depreciation)  1996 Only       (33.0)
KEEP            EBIT             1996 Only       134.1

                Revenues' Growth Rate              -       10.4%  10.5%   10.5%
                Cost of Goods Sold as %
                of Revenues                       38.0%    38.0%  37.5%   37.5%
                Sell., Gen. & Adm. as % of
                Revenues                          41.5%    41.2%  40.7%   40.7%
                EBDIT MARGIN                      20.5%    20.8%  21.8%   21.8%
                EBDIT GROWTH                       -       12.0%  15.8%   10.5%

                    CAPITAL 42.1   53.7    32.5   40.2     44.4   47.5    50.8
               EXPENDITURES        27.5%  -39.5%  23.8%    10.4%   7.0%    7.0%


* * * * * * * * Revenues                           0.0      0.0    0.0     0.0
SEG2:            (Cost of Goods Sold)              0.0      0.0    0.0     0.0
                 (Selling, General &
                 Administrative)                   0.0      0.0    0.0     0.0
* * * * * * * * EBDIT                              0.0      0.0    0.0     0.0
                 (Depreciation)  1996 Only         0.0
KEEP            EBIT             1996 Only         0.0

                Revenues' Growth Rate              -        0.0%   0.0%    0.0%
                Cost of Goods Sold as %
                   of Revenues                     N/A      0.0%   0.0%    0.0%
                Sell., Gen. & Adm. as %
                 of Revenues                       N/A      0.0%   0.0%    0.0%
                EBDIT MARGIN                       N/A       N/A    N/A     N/A
                EBDIT GROWTH                       -         N/A    N/A     N/A

                    CAPITAL  0.0    0.0     0.0   0.0       0.0    0.0     0.0
               EXPENDITURES        N/A   N/A    N/A         0.0%   0.0%    0.0%


* * * * * * * * Revenues                           0.0      0.0    0.0     0.0
SEG3:            (Cost of Goods Sold)              0.0      0.0    0.0     0.0
                 (Selling, General &
                 Administrative)                   0.0      0.0    0.0     0.0
* * * * * * * * EBDIT                              0.0      0.0    0.0     0.0
                 (Depreciation)  1996 Only         0.0
KEEP            EBIT             1996 Only         0.0

                Revenues' Growth Rate               -        0.0%   0.0%   0.0%
                Cost of Goods Sold as % of
                Revenues                           N/A       0.0%   0.0%   0.0%
                Sell., Gen. & Adm. as % of
                Revenues                           N/A       0.0%   0.0%   0.0%

                EBDIT MARGIN                      N/A     N/A     N/A      N/A
                EBDIT GROWTH                       -       N/A     N/A      N/A

                    CAPITAL  0.0    0.0     0.0    0.0      0.0    0.0     0.0
               EXPENDITURES         N/A    N/A     N/A     0.0%   0.0%    0.0%





                             2000   2001    2002   2003    2004   2005   2006
                             =============================================

    Revenues          1,225.0  1,323.0 1,428.8 1,543.1 1666.6 1,799.9 1,943.9
      (Cost of
    Goods Sold)        (453.3)  (489.5) (521.5) (563.2)(608.3) (657.0) (709.5)
   (Selling, General &
  Administrative)      (490.0)  (529.2) (564.4)(609.5) (658.3)(711.0) (767.8)
  EBDIT                 281.8    304.3   342.9  370.4   400.0  432.0   466.5
  (Depreciation)  1996 Only
  EBIT            1996 Only

    Revenues' Growth Rate  11.5%   8.0%    8.0%   8.0%    8.0%   8.0%   8.0%
    Cost of Goods Sold as %
    of Revenues            37.0%  37.0%   36.5%  36.5%   36.5%  36.5%  36.5%
    Sell., Gen. & Adm.
    as % of Revenues       40.0%  40.0%   39.5%  39.5%   39.5%  39.5%  39.5%
    EBDIT MARGIN           23.0%  23.0%   24.0%  24.0%   24.0%  24.0%  24.0%
    EBDIT GROWTH           17.6%   8.0%   12.7%   8.0%    8.0%   8.0%   8.0%

        CAPITAL              57.9   61.4    65.1   69.0    73.1   77.5   82.1
   EXPENDITURES              13.9%   6.0%    6.0%   6.0%    6.0%   6.0%   6.0%


     Revenues                   0.0    0.0     0.0   0.0    0.0    0.0   0.0
      (Cost of Goods Sold)      0.0    0.0     0.0   0.0    0.0    0.0   0.0
      (Selling, General &
      Administrative)           0.0    0.0     0.0   0.0    0.0    0.0   0.0
     EBDIT                      0.0    0.0     0.0   0.0    0.0    0.0   0.0
(Depreciation)  1996 Only
     EBIT       1996 Only

     Revenues' Growth Rate      0.0%   0.0%    0.0%  0.0%   0.0%   0.0%  0.0%
     Cost of Goods Sold as %
        of Revenues             0.0%   0.0%    0.0%  0.0%   0.0%   0.0%  0.0%
     Sell., Gen. & Adm. as %
      of Revenues               0.0%   0.0%    0.0%  0.0%   0.0%   0.0%  0.0%
     EBDIT MARGIN               N/A     N/A     N/A    N/A    N/A   N/A   N/A
     EBDIT GROWTH               N/A     N/A     N/A    N/A    N/A   N/A   N/A

         CAPITAL                0.0    0.0     0.0   0.0    0.0    0.0   0.0
    EXPENDITURES                0.0%   0.0%    0.0%  0.0%   0.0%   0.0%  0.0%


     Revenues                   0.0    0.0     0.0   0.0    0.0    0.0   0.0
         (Cost of Goods Sold)   0.0    0.0     0.0   0.0    0.0    0.0   0.0
         (Selling, General &
         Administrative)        0.0    0.0     0.0   0.0    0.0    0.0   0.0
     EBDIT                      0.0    0.0     0.0   0.0    0.0    0.0   0.0
       (Depreciation)1996 Only
                     1996 Only

        Revenues' Growth Rate   0.0%   0.0%    0.0%  0.0%   0.0%   0.0%  0.0%
        Cost of Goods Sold
        as % of Revenues        0.0%   0.0%    0.0%  0.0%   0.0%   0.0%  0.0%

        Sell., Gen. & Adm. as
        % of  Revenues          0.0%   0.0%    0.0%  0.0%   0.0%   0.0%  0.0%


  EBDIT MARGIN                 N/A    N/A    N/A    N/A    N/A     N/A    N/A
  EBDIT GROWTH                 N/A    N/A    N/A    N/A    N/A     N/A    N/A
  CAPITAL                      0.0    0.0     0.0    0.0     0.0    0.0  0.0
  EXPENDITURES                 0.0%   0.0%    0.0%   0.0%    0.0%   0.0% 0.0%

OPERATING SEGMENT BREAKDOWN (Contd)            LINK

                          1993   1994    1995   1996    1997   1998    1999
                       ==============================  =======================

* * * * * * * * Revenues                           0.0   0.0    0.0     0.0
SEG4:            (Cost of Goods Sold)              0.0   0.0    0.0     0.0
                 (Selling, General &
                  Administrative)                  0.0   0.0    0.0     0.0
* * * * * * * * EBDIT                              0.0   0.0    0.0     0.0
                 (Depreciation)  1996 Only         0.0
KEEP            EBIT             1996 Only         0.0

                Revenues' Growth Rate              -     0.0%   0.0%    0.0%
                Cost of Goods Sold as %
                of Revenue                         N/A   0.0%   0.0%    0.0%
                Sell., Gen. & Adm. as %
                of Revenue                         N/A   0.0%   0.0%    0.0%
                EBDIT MARGIN                       N/A   N/A     N/A    N/A
                EBDIT GROWTH                       -     N/A     N/A    N/A

                    CAPITAL  0.0    0.0     0.0    0.0   0.0    0.0     0.0
               EXPENDITURES         N/A    N/A     N/A   0.0%   0.0%    0.0%


* * * * * * * * Revenues                           0.0   0.0    0.0     0.0
SEG5:            (Cost of Goods Sold)              0.0   0.0    0.0     0.0
                 (Selling, General &
                  Administrative)                  0.0   0.0    0.0     0.0
* * * * * * * * EBDIT                              0.0   0.0    0.0     0.0
                 (Depreciation)  1996 Only         0.0
KEEP            EBIT             1996 Only         0.0

                Revenues' Growth Rate              -     0.0%   0.0%    0.0%
                Cost of Goods Sold as
                 % of Revenues                     N/A   0.0%   0.0%    0.0%
                Sell., Gen. & Adm. as
                 % of Revenues                     N/A   0.0%   0.0%    0.0%
                EBDIT MARGIN                       N/A   N/A     N/A    N/A
                EBDIT GROWTH                       -     N/A     N/A    N/A

                    CAPITAL  0.0    0.0     0.0    0.0   0.0    0.0     0.0
               EXPENDITURES         N/A     N/A    N/A   0.0%   0.0%    0.0%


* * * * * * * * Revenues                           0.0   0.0    0.0     0.0
SEG6:            (Cost of Goods Sold)              0.0   0.0    0.0     0.0
                 (Selling, General
                & Administrative)                  0.0   0.0    0.0     0.0
* * * * * * * * EBDIT                              0.0   0.0    0.0     0.0
                 (Depreciation)  1996 Only         0.0
KEEP            EBIT             1996 Only         0.0

                Revenues' Growth Rate              -     0.0%   0.0%    0.0%
                Cost of Goods Sold as
                % of Revenues                      N/A   0.0%   0.0%    0.0%
                Sell., Gen. & Adm. as
                % of Revenues                      N/A   0.0%   0.0%    0.0%
                EBDIT MARGIN                       N/A   N/A    N/A     N/A
                EBDIT GROWTH                       -      N/A   N/A     N/A

                    CAPITAL  0.0    0.0     0.0    0.0   0.0    0.0     0.0
               EXPENDITURES         N/A     N/A    N/A   0.0%   0.0%    0.0%


                                2000   2001    2002   2003    2004   2005   200
                                ===============================================

      Revenues                  0.0    0.0     0.0    0.0     0.0    0.0    0.0
      (Cost of Goods Sold)      0.0    0.0     0.0    0.0     0.0    0.0    0.0
      (Selling, General &
           Administrative)      0.0    0.0     0.0    0.0     0.0    0.0    0.0
      EBDIT                     0.0    0.0     0.0    0.0     0.0    0.0    0.0
      (Depreciation)  1996 Only
      EBIT            1996 Only

      Revenues' Growth Rate     0.0%   0.0%    0.0%   0.0%    0.0%   0.0%   0.0%
      Cost of Goods Sold as %
      of Revenues               0.0%   0.0%    0.0%   0.0%    0.0%   0.0%   0.0%
      Sell., Gen. & Adm. as %
      of Revenues               0.0%   0.0%    0.0%   0.0%    0.0%   0.0%   0.0%
      EBDIT MARGIN               N/A   N/A     N/A    N/A     N/A    N/A    N/A
      EBDIT GROWTH               N/A   N/A     N/A    N/A     N/A    N/A    N/A

          CAPITAL               0.0    0.0     0.0    0.0     0.0    0.0    0.0
       EXPENDITURES             0.0%   0.0%    0.0%   0.0%    0.0%   0.0%   0.0%


    Revenues                    0.0    0.0     0.0    0.0     0.0    0.0    0.0
       (Cost of Goods Sold)     0.0    0.0     0.0    0.0     0.0    0.0    0.0
       (Selling, General &
        Administrative)         0.0    0.0     0.0    0.0     0.0    0.0    0.0
     EBDIT                      0.0    0.0     0.0    0.0     0.0    0.0    0.0
   (Depreciation)  1996 Only
     EBIT          1996 Only

       Revenues' Growth Rate    0.0%   0.0%    0.0%   0.0%    0.0%   0.0%   0.0%
       Cost of Goods Sold as
        % of Revenues           0.0%   0.0%    0.0%   0.0%    0.0%   0.0%   0.0%
       Sell., Gen. & Adm. as
        % of Revenues           0.0%   0.0%    0.0%   0.0%    0.0%   0.0%   0.0%
       EBDIT MARGIN              N/A   N/A     N/A    N/A     N/A    N/A    N/A
       EBDIT GROWTH              N/A   N/A     N/A    N/A     N/A    N/A    N/A

           CAPITAL              0.0    0.0     0.0    0.0     0.0    0.0    0.0
      EXPENDITURES              0.0%   0.0%    0.0%   0.0%    0.0%   0.0%   0.0%


       Revenues                 0.0    0.0     0.0    0.0     0.0    0.0    0.0
       (Cost of Goods Sold)     0.0    0.0     0.0    0.0     0.0    0.0    0.0
       (Selling, General
        & Administrative        0.0    0.0     0.0    0.0     0.0    0.0    0.0
      EBDIT                     0.0    0.0     0.0    0.0     0.0    0.0    0.0
   (Depreciation)  1996 Only
      EBIT         1996 Only

        Revenues' Growth Rate   0.0%   0.0%    0.0%   0.0%    0.0%   0.0%   0.0%
        Cost of Goods Sold as
        % of Revenues           0.0%   0.0%    0.0%   0.0%    0.0%   0.0%   0.0%
        Sell., Gen. & Adm. as
        % of Revenues           0.0%   0.0%    0.0%   0.0%    0.0%   0.0%   0.0%
        EBDIT MARGIN            N/A    N/A     N/A    N/A     N/A     N/A  N/A
        EBDIT GROWTH            N/A    N/A     N/A    N/A     N/A     N/A  N/A

            CAPITAL             0.0    0.0     0.0    0.0     0.0    0.0    0.0
       EXPENDITURES             0.0%   0.0%    0.0%   0.0%    0.0%   0.0%   0.0%

BALANCE SHEET ADJUSTMENTS ($ Millions) LINK

                               -------------------------


                                       TENDER

                               -------------------------

                                 OLDCO  Adj.    MIDCO
                               --------------------------------
ASSETS

Cash and Investments.............55.1.....0.0...55.1..
Receivables.....................162.2.....0.0..162.2..
Inventory........................96.6.....0.0...96.6..
Prepaids & Other.................57.1.....0.0...57.1..
                             ---------------------------
Total Current Assets............371.0.....0.0..371.0..
                             ---------------------------

Gross Fixed Assets..............368.8.....0.0..368.8..
(less) Accum. Deprec...........(163.6)....0.0.(163.6).
                             ---------------------------
Net Fixed Assets................205.2.....0.0..205.2..
                             ---------------------------

Deferred Charges................0.0......0.0......0.0
Other Assets...................31.1......0.0.....31.1
Goodwill.......................96.2  1,458.2  1,554.4
                             ---------------------------
Total Assets................ $703.6 $1,458.2 $2,161.7
                             ===========================

LIABILITIES & EQUITY

Accounts Payable.................37.1.....0.0...37.1..
Accrued Liabilities..............80.1.....0.0...80.1..
Short-term Debt.................132.9.....0.0..132.9..
Other Current Liabilities.........9.6.....0.0....9.6..
                             ---------------------------
Total Current Liabilities.......259.8.....0.0..259.8..

Deferred Taxes....................0.0.....0.0....0.0..
Existing Long-term Debt..........78.6.....0.0...78.6..
New Senior Long-term Debt.........0.0...897.1..897.1..
New Subordinated Debt.............0.0.....0.0....0.0..
New Convertible Subordinated
Debt..............................0.0.....0.0....0.0..
Other Non-curr. Liabilities......29.1.....0.0...29.1..
                             ---------------------------

Total Liabilities.............367.5..897.1   1,246.6
Preferred Stock.................0.0....0.0.......0.0
Equity........................336.1...561.0....897.1
                             ---------------------------
Total Liabilities
and Equity...................$703.6.$1,458.2 $2,161.7
                               =========================

                            ^ ^ ^ ^ ^ ^ ^ ^ ^ ^ ^ ^ ^
                             Interim Financing Structure
                              only applicable if tender




                      ---------------------------------------------------------
                                    SALE(S) OF OPERATIONS

                      SEG1   SEG2    SEG3   SEG4    SEG5   SEG6 Leaseback TOTAL
                      ---------------------------------------------------------
                       Adj.   Adj.    Adj.   Adj.    Adj.   Adj.   Adj.    ADJ.
                      ---------------------------------------------------------

ASSETS
Cash and Investments..0.0.....0.0....0.0.    0.0    0.0    0.0     0.0    0.0
Receivables...........0.0.....0.0..  0.0     0.0    0.0    0.0     0.0    0.0
Inventory.............0.0.....0.0....0.0.....0.0    0.0    0.0     0.0    0.0
Prepaids & Other......0.0.....0.0....0.0...  0.0    0.0    0.0     0.0    0.0
                     --------------------------------------------------------
Total Current Assets..0.0.....0.0....0.0...  0.0    0.0    0.0     0.0    0.0
                     --------------------------------------------------------

Gross Fixed Assets....0.0.....0.0....0.0     0.0    0.0    0.0     0.0    0.0
(less) Accum. Deprec..0.0.....0.0....0.0.....0.0    0.0    0.0     0.0    0.0
                         ------------------------------------------------------
Net Fixed Assets......0.0.....0.0....0.0...  0.0    0.0    0.0     0.0    0.0
                         ------------------------------------------------------

Deferred Charges......0.0.....0.0....0.0..   0.0    0.0    0.0     0.0    0.0
Other Assets..........0.0.....0.0....0.0.....0.0.   0.0    0.0     0.0    0.0
Goodwill..............0.0.....0.0....0.0     0.0    0.0    0.0     0.0    0.0
                     --------------------------------------------------------
Total Assets.........$0.0....$0.0...$0.0    $0.0   $0.0   $0.0    $0.0   $0.0
                     ========================================================

LIABILITIES & EQUITY

Accounts Payable......0.0.....0.0....0.0.....0.0.   0.0    0.0     0.0    0.0
Accrued Liabilities...0.0.....0.0....0.0.....0.0....0.0    0.0     0.0    0.0
Short-term Debt.......0.0.....0.0....0.0.....0.0    0.0    0.0     0.0    0.0
Other Current
Liabilities...........0.0.....0.0....0.0.... 0.0    0.0    0.0     0.0    0.0
                         -----------------------------------------------------
Total Current
Liabilities...........0.0.....0.0....0.0...  0.0    0.0    0.0     0.0    0.0

Deferred Taxes........0.0.....0.0....0.0     0.0    0.0    0.0     0.0    0.0
Existing
Long-term Debt........0.0.....0.0....0.0     0.0    0.0    0.0     0.0    0.0
New Senior
Long-term Debt........0.0.....0.0....0.0     0.0    0.0    0.0     0.0    0.0
New Subordinated
 Debt.................0.0.....0.0... 0.0     0.0    0.0    0.0     0.0    0.0
New Convertible
Subordinated Debt.....0.0.....0.0....0.0     0.0    0.0    0.0     0.0    0.0

Other Non-curr.
Liabilities.......... 0.0.....0.0....0.0     0.0    0.0    0.0     0.0    0.0
                     -------------------------------------------------------

Total Liabilities.... 0.0.....0.0....0.0.....0.0    0.0    0.0     0.0    0.0
Preferred Stock...... 0.0.....0.0....0.0.....0.0    0.0    0.0     0.0    0.0
Equity............... 0.0.....0.0....0.0...  0.0    0.0    0.0     0.0    0.0
                     -------------------------------------------------------
Total Liabilities
and Equity...........$0.0....$0.0.. $0.0    $0.0   $0.0   $0.0    $0.0   $0.0
                     =======================================================

                                                                 ^ ^ ^ ^ ^ ^
                                                          Outright asset sale
                                                            or for leaseback



                            ---------------------
                              RECAP

                             MIDCO   Adj.   NEWCO
                            ---------------------


ASSETS
Cash and Investments.          55.1  (40.0)  15.1
Receivables..........         162.2    0.0  162.2
Inventory............          96.6    0.0   96.6
Prepaids & Other.....          57.1    0.0   57.1
                             -------------------
Total Current Assets.         371.0  (40.0) 331.0
                             -------------------

Gross Fixed Assets...         368.8    0.0  368.8
(less) Accum. Deprec.        (163.6)   0.0 (163.6)
                             -------------------
Net Fixed Assets.....         205.2    0.0  205.2
                             -------------------

Deferred Charges.....           0.0    0.0       0.0
Other Assets.........          31.1    0.0      31.1
Goodwill.............       1,554.5 (211.6)  1,342.1
                               -------------------
Total Assets.........      $2,161.7($251.6) $1,910.2
                             ===================

LIABILITIES & EQUITY

Accounts Payable.....          37.1    0.0   37.1
Accrued Liabilities..          80.1    0.0   80.1
Short-term Debt......         132.9 (132.9)   0.0
Other Current
Liabilities..........           9.6    0.0    9.6
                             -------------------
Total Current
Liabilities..........         259.8 (132.9) 126.8


Deferred Taxes.......           0.0    0.0    0.0



Existing
Long-term Debt.......          78.6  (78.6)   0.0
New Senior
Long-term Debt.......         897.1 (297.1) 600.0
New Subordinated
 Debt................          0.0   550.0  550.0
New Convertible
Subordinated Debt....          0.0     0.0    0.0

Other Non-curr.
Liabilities..........          29.1    0.0   29.1
                              ------------------

Total Liabilities....      1,264.6    41.3   1,305.9
Preferred Stock......          0.0     0.0       0.0
Equity...............        897.1  (292.9)    604.3
                              ------------------
Total Liabilities
and Equity...........     $2,161.7 ($251.6) $1,910.2
                              ====================

                                 ^ ^ ^ ^ ^ ^
                              Includes asset
                             write-up, if any

BALANCE SHEET ADJUSTMENTS  ($ Millions)   LINK

Estimated Allocation of Assets, Liabilities and Equity



Assets                   TOTAL Corporate SEGMENTS      SEG1
                       --------------------------------------

Short-term                 371.0    0.0    371.0      371.0
Long-term                  332.6    0.0    332.6      332.6
                       -----------------------    -----------
Total                      703.6    0.0   703.6       703.6
                       =======================    ===========

% Allocation
Short-term
(in proportion to sales)                 100.0%      100.0%
Long-term
(in proportion to
depreciation)                             100.0%     100.0%
Total                                     100.0%     100.0%

Liabilities & Equity
Current Liabilities        259.8    0.0   259.8      259.8
Long-term Debt              78.6   78.6     0.0        0.0
Deferred Tax                 0.0    0.0     0.0        0.0
Other                       29.1   29.1     0.0        0.0
                       -----------------------    -----------
Total Liabilities          367.5  107.7   259.8      259.8
Equity                     336.1 (107.7)  443.8      443.8
                       -----------------------    -----------
Total                      703.6    0.0   703.6      703.6
                       =======================    ===========

% Allocation
Current
(in proportion to sales)                 100.0%     100.0%



Assets                   SEG2    SEG3   SEG4    SEG5   SEG6
                        ---------------------------------

Short-term                 0.0    0.0     0.0    0.0    0.0
Long-term                  0.0    0.0     0.0    0.0    0.0
                        ---------------------------------
Total                      0.0    0.0     0.0    0.0    0.0
                        =================================

% Allocation
Short-term
(in proportion to sales)  0.0%   0.0%    0.0%   0.0%   0.0%
Long-term
(in proportion to
depreciation)             0.0%   0.0%    0.0%   0.0%   0.0%
Total                     0.0%   0.0%    0.0%   0.0%   0.0%

Liabilities & Equity
Current Liabilities       0.0    0.0     0.0    0.0    0.0            0
Long-term Debt            0.0    0.0     0.0    0.0    0.0            0
Deferred Tax              0.0    0.0     0.0    0.0    0.0            0
Other                     0.0    0.0     0.0    0.0    0.0            0
                        ---------------------------------
Total Liabilities         0.0    0.0     0.0    0.0    0.0
Equity                    0.0    0.0     0.0    0.0    0.0
                        ---------------------------------
Total                     0.0    0.0     0.0    0.0    0.0
                        =================================

% Allocation
Current
(in proportion to sales) 0.0%   0.0%    0.0%   0.0%   0.0%

            DEPRECIATION SCHEDULE FOR REPORTED EARNINGS   ($ Millions)

                                           1997   1998    1999   2000   2001
                                      ==========================================
DEPRECIABLE ASSET
BASE ON ACQUISITION (*):   205.2           37.3   33.6    29.9   26.1   22.4
  ACQUISITIONS  IN 1997      44.4            4.4    4.4     4.4    4.4    4.4
  ACQUISITIONS  IN 1998      47.5            *      4.8     4.8    4.8    4.8
  ACQUISITIONS  IN 1999      50.8            *       *      5.1    5.1    5.1
  ACQUISITIONS  IN 2000      57.9            *       *      *      5.8    5.8
  ACQUISITIONS  IN 2001      61.4            *       *      *       *     6.1
  ACQUISITIONS  IN 2002      65.1            *       *      *       *      *
  ACQUISITIONS  IN 2003      69.0            *       *      *       *      *
  ACQUISITIONS  IN 2004      73.1            *       *      *       *      *
  ACQUISITIONS  IN 2005      77.5            *       *      *       *      *
  ACQUISITIONS  IN 2006      82.1            *       *      *       *      *
                                      ------------------------------------------
    TOTAL                                  41.8   42.8    44.1   46.2   48.6
                                      ==========================================

 (*) Depreciated on declining
 basis (if no asset write-up);
 straight-line (if asset write-up):        18.2%  16.4%   14.5%  12.7%  10.9%
               Declining rate:             18.2%  16.4%   14.5%  12.7%  10.9%
               Straight-line rate:         10.0%  10.0%   10.0%  10.0%  10.0%




                               2002   2003    2004   2005   2006
                                ================================
DEPRECIABLE ASSET
BASE ON ACQUISITION (*):         18.7   14.9    11.2    7.5    3.7
  ACQUISITIONS  IN 1997           4.4    4.4     4.4    4.4    4.4
  ACQUISITIONS  IN 1998           4.8    4.8     4.8    4.8    4.8
  ACQUISITIONS  IN 1999           5.1    5.1     5.1    5.1    5.1
  ACQUISITIONS  IN 2000           5.8    5.8     5.8    5.8    5.8
  ACQUISITIONS  IN 2001           6.1    6.1     6.1    6.1    6.1
  ACQUISITIONS  IN 2002           6.5    6.5     6.5    6.5    6.5
  ACQUISITIONS  IN 2003           *      6.9     6.9    6.9    6.9
  ACQUISITIONS  IN 2004           *       *      7.3    7.3    7.3
  ACQUISITIONS  IN 2005           *       *      *      7.7    7.7
  ACQUISITIONS  IN 2006           *       *      *       *     8.2
                                 --------------------------------
    TOTAL                        51.4   54.5    58.1   62.1   66.6
                                ================================


(*) Depreciated on declining
basis (if no asset write-up);
straight-line
(if asset write-up):             9.1%   7.3%    5.5%   3.6%   1.8%
           Declining rate:       9.1%   7.3%    5.5%   3.6%   1.8%
           Straight-line rate:  10.0%  10.0%   10.0%  10.0%  10.0%



ACRS DEPRECIATION SCHEDULE FOR TAXABLE EARNINGS
============================================================

                           ($ Millions)
                                                  1997   1998    1999   2000
                                             ==================================
DEPRECIABLE ASSET
BASE ON ACQUISITION (SEE BELOW)                   35.8   26.6    15.3    8.4
  ACQUISITIONS  IN 1997
  PLUS WRITE-UP (IF ANY)           44.4            6.7    9.8     9.3    9.3
  ACQUISITIONS  IN 1998             47.5            *      7.1    10.5   10.0
  ACQUISITIONS  IN 1999             50.8            *       *      7.6   11.2
  ACQUISITIONS  IN 2000             57.9            *       *      *      8.7
  ACQUISITIONS  IN 2001             61.4            *       *      *       *
  ACQUISITIONS  IN 2002             65.1            *       *      *       *
  ACQUISITIONS  IN 2003             69.0            *       *      *       *
  ACQUISITIONS  IN 2004             73.1            *       *      *       *
  ACQUISITIONS  IN 2005             77.5            *       *      *       *
  ACQUISITIONS  IN 2006             82.1            *       *      *       *
                                             ----------------------------------
  TOTAL  THIS LINE HAS BEEN
   CHANGED TO
  EQUAL BOOK DEPRECIATION                         41.8   42.8    44.1   46.2

                                             ==================================

 ** OVERRIDE !!! **

                                  2001    2002   2003    2004   2005   2006
                                  ========================================
DEPRECIABLE ASSET
BASE ON ACQUISITION (SEE BELOW)     *      *       *      *       *      *
  ACQUISITIONS  IN 1997
  PLUS WRITE-UP (IF ANY)           9.3     *       *      *       *      *
  ACQUISITIONS  IN 1998            10.0    10.0     *      *       *      *
  ACQUISITIONS  IN 1999            10.7    10.7   10.7     *       *      *
  ACQUISITIONS  IN 2000            12.7    12.2   12.2    12.2     *      *
  ACQUISITIONS  IN 2001             9.2    13.5   12.9    12.9   12.9     *
  ACQUISITIONS  IN 2002              *      9.8   14.3    13.7   13.7   13.7
  ACQUISITIONS  IN 2003              *      *     10.3    15.2   14.5   14.5
  ACQUISITIONS  IN 2004              *      *       *     11.0   16.1   15.4
  ACQUISITIONS  IN 2005              *      *       *      *     11.6   17.0
  ACQUISITIONS  IN 2006              *      *       *      *       *    12.3
                                  ----------------------------------------
    TOTAL  THIS LINE HAS BEEN
    CHANGED TO
   EQUAL BOOK DEPRECIATION        48.6    51.4   54.5    58.1   62.1   66.6

                                  ========================================

 ** OVERRIDE !!! **



ACRS DEPRECIATION SCHEDULE USED FOR ASSET BASE ON ACQUISITION
                        ($Millions)
                                         1997   1998    1999   2000   2001
                                      ========================================
ACQUISITIONS   IN 1993      42.1            8.9     *      *       *      *
ACQUISITIONS   IN 1994      53.7           11.3   11.3     *       *      *
ACQUISITIONS   IN 1995      32.5            6.8    6.8     6.8     *      *
ACQUISITIONS   IN 1996      40.2            8.8    8.4     8.4    8.4     *
                          ^^^^^^^^^
                   Retained Operations Only

                                      ----------------------------------------
TOTAL                                      35.8   26.6    15.3    8.4    0.0
                                      ========================================

                                     2002   2003    2004   2005   2006
                                      ==================================
ACQUISITIONS   IN 1993                *       *      *       *      *
ACQUISITIONS   IN 1994                *       *      *       *      *
ACQUISITIONS   IN 1995                *       *      *       *      *
ACQUISITIONS   IN 1996                *       *      *       *      *
                                     ----------------------------------
TOTAL                                 0.0    0.0     0.0    0.0    0.0
                                     ==================================






TAX CALCULATIONS   ($ Millions)
(A) FOR REPORTING PURPOSES         1996    1997   1998    1999   2000   2001
                                 ===============================================

REPORTED PRE-TAX PROFIT/(LOSS)              29.2   58.9    82.7  126.9  153.0
                                       -----------------------------------------

(LESS) TAX CHARGE                           (7.9) (15.9)  (22.3) (34.3) (41.3)
 PLUS: APPLICATION OF NOL                    0.0    0.0     0.0    0.0    0.0
 PLUS: APPLICATION OF ITC                    0.0    0.0     0.0    0.0    0.0
                                       -----------------------------------------
NET TAX CHARGE                              (7.9) (15.9)  (22.3) (34.3) (41.3)
                                       -----------------------------------------

NET PROFIT/(LOSS)                           21.3   43.0    60.4   92.6  111.7
                                       =========================================

CURRENT NOL                                  0.0    0.0     0.0    0.0    0.0
CUMULATIVE NOL
BEFORE APPLICATION                           0.0    0.0     0.0    0.0    0.0
CUMULATIVE NOL AFTER
 APPLICATION                         0.0     0.0    0.0     0.0    0.0    0.0

CURRENT ITC                                  0.0    0.0     0.0    0.0    0.0
CUMULATIVE ITC BEFORE APPLICATION            0.0    0.0     0.0    0.0    0.0
CUMULATIVE ITC AFTER APPLICATION     0.0     0.0    0.0     0.0    0.0    0.0


B) FOR TAX PURPOSES                1996    1997   1998    1999   2000   2001
                                  ==============================================

REPORTED PRE-TAX PROFIT/(LOSS)              29.2   58.9    82.7  126.9  153.0
 PLUS: REPORTED DEPRECIATION                41.8   42.8    44.1   46.2   48.6
(LESS) TAX DEPRECIATION                    (41.8) (42.8)  (44.1) (46.2) (48.6)
                                       -----------------------------------------

PRE-TAX PROFIT/(LOSS)                       29.2   58.9    82.7  126.9  153.0
                                       -----------------------------------------

(LESS) TAX CHARGE                           (7.9) (15.9)  (22.3) (34.3) (41.3)
 PLUS: APPLICATION OF NOL                    0.0    0.0     0.0    0.0    0.0
 PLUS: APPLICATION OF ITC                    0.0    0.0     0.0    0.0    0.0
                                       -----------------------------------------

NET TAX CHARGE                              (7.9) (15.9)  (22.3) (34.3) (41.3)
                                       -----------------------------------------

NET PROFIT/(LOSS)                           21.3   43.0    60.4   92.6  111.7
                                       =========================================


CURRENT NOL                                  0.0       0.0    0.0     0.0    0.0
CUMULATIVE NOL BEFORE APPLICATION            0.0       0.0    0.0     0.0    0.0
CUMULATIVE NOL AFTER APPLICATION       0.0   0.0       0.0    0.0     0.0    0.0

CURRENT ITC                                  0.0       0.0    0.0     0.0    0.0
CUMULATIVE ITC BEFORE APPLICATION            0.0       0.0    0.0     0.0    0.0
CUMULATIVE ITC AFTER APPLICATION       0.0   0.0       0.0    0.0     0.0    0.0

C) DEFERRED TAXES                    1996       1997   1998    1999   2000  2001
                                   =============================================

CURRENT DEFERRED TAX                          0.0    0.0     0.0    0.0      0.0
CUMULATIVE DEFERRED TAX               0.0     0.0    0.0     0.0    0.0      0.0


A) FOR REPORTING PURPOSES            2002   2003    2004   2005   2006
                                    =================================

REPORTED PRE-TAX PROFIT/(LOSS)      197.1  231.9   270.7  317.3  372.8
                                    ---------------------------------

(LESS) TAX CHARGE                   (53.2) (62.6)  (73.1) (85.7)(100.7)
 PLUS: APPLICATION OF NOL             0.0    0.0     0.0    0.0    0.0
 PLUS: APPLICATION OF ITC             0.0    0.0     0.0    0.0    0.0
                                    ---------------------------------
NET TAX CHARGE                      (53.2) (62.6)  (73.1) (85.7)(100.7)
                                    ---------------------------------

NET PROFIT/(LOSS)                   143.9  169.3   197.6  231.6  272.2


CURRENT NOL                          0.0    0.0     0.0    0.0    0.0
CUMULATIVE NOL
BEFORE APPLICATION                   0.0    0.0     0.0    0.0    0.0
CUMULATIVE NOL AFTER
 APPLICATION                         0.0    0.0     0.0    0.0    0.0

CURRENT ITC                          0.0    0.0     0.0    0.0    0.0
CUMULATIVE ITC BEFORE APPLICATION    0.0    0.0     0.0    0.0    0.0
CUMULATIVE ITC AFTER APPLICATION     0.0    0.0     0.0    0.0    0.0


B) FOR TAX PURPOSES                  2002   2003    2004   2005   2006
                                    ===================================

REPORTED PRE-TAX PROFIT/(LOSS)      197.1  231.9   270.7  317.3  372.8
 PLUS: REPORTED DEPRECIATION         51.4   54.5    58.1   62.1   66.6
(LESS) TAX DEPRECIATION             (51.4) (54.5)  (58.1) (62.1) (66.6)
                                    ---------------------------------

PRE-TAX PROFIT/(LOSS)               197.1  231.9   270.7  317.3  372.8
                                    ---------------------------------

(LESS) TAX CHARGE                   (53.2) (62.6)  (73.1) (85.7)(100.7)
 PLUS: APPLICATION OF NOL             0.0    0.0     0.0    0.0    0.0
 PLUS: APPLICATION OF ITC             0.0    0.0     0.0    0.0    0.0
                                    ---------------------------------

NET TAX CHARGE                      (53.2) (62.6)  (73.1) (85.7)(100.7)
                                    ---------------------------------

NET PROFIT/(LOSS)                   143.9  169.3   197.6  231.6  272.2



CURRENT NOL                         0.0     0.0    0.0     0.0    0.0
CUMULATIVE NOL BEFORE APPLICATION   0.0     0.0    0.0     0.0    0.0
CUMULATIVE NOL AFTER APPLICATION    0.0     0.0    0.0     0.0    0.0

CURRENT ITC                         0.0     0.0    0.0     0.0    0.0
CUMULATIVE ITC BEFORE APPLICATION   0.0     0.0    0.0     0.0    0.0
CUMULATIVE ITC AFTER APPLICATION    0.0     0.0    0.0     0.0    0.0

C) DEFERRED TAXES                    2002   2003    2004   2005   2006
                                    ====================================

CURRENT DEFERRED TAX                  0.0    0.0     0.0    0.0    0.0
CUMULATIVE DEFERRED TAX               0.0    0.0     0.0    0.0    0.0

ESTIMATED RETURN ON EQUITY

                                       1996   1997    1998   1999    2000   2001
                                     ===========================================
(1) ACQUISITION
Acquisition Cost to be Financed
 (excluding fees)                    1748.2
Excess Cash Used in Financing         (40.0)   AFTER     1996  THESE
                                            FIGURES REPRESENT  100.0% OF EBDIT
                                      -------
  Total Cost to Investors           1,708.2 ^      ^       ^      ^       ^
                                       =======
EBDIT (Total Existing Operations,
 Before L/back Adj.)                  167.1  187.2   216.8  239.6   281.8  304.3
                                     =======
Purchase P/EBDIT                       10.2
                                     =======


2) SALE
     100.0 OF (CASH less SHORT-TERM
       & LONG-TERM DEBT OUTSTANDING
       INCL. SUB. DEBT & PFD BUT
          NOT $0.0m OF CONVERTIBLE)                (1,131.0)(1,109.1)(1.073.6)

SALE AT PURCHASE P/EBDIT:                      10.2
                                             =======
            Cash Flow for Sale in 1997        (604.3) 783.0     *       *
            Cash Flow for Sale in 1998        (604.3)   0.0 1,107.5     *
            Cash Flow for Sale in 1999        (604.3)   0.0     0.0 1.375.8
            Cash Flow for Sale in 2000        (604.3)   0.0     0.0    0.0
            Cash Flow for Sale in 2001        (604.3)   0.0     0.0    0.0
            Cash Flow for Sale in 2002        (604.3)   0.0     0.0    0.0
            Cash Flow for Sale in 2003        (604.3)   0.0     0.0    0.0
            Cash Flow for Sale in 2004        (604.3)   0.0     0.0    0.0
            Cash Flow for Sale in 2005        (604.3)   0.0     0.0    0.0
            Cash Flow for Sale in 2006        (604.3)   0.0     0.0    0.0

SALE AT 25% PREMIUM OVER PURCHASE P/EBDIT:    12.8
                                               =======
      Cash Flow for Sale in 1997             (604.3) 1,261.5   *          *
      Cash Flow for Sale in 1998             (604.3)     0.0 1,661.5      *
      Cash Flow for Sale in 1999             (604.3)     0.0     0.0  1,988.1
      Cash Flow for Sale in 2000             (604.3)     0.0     0.0      0.0
      Cash Flow for Sale in 2001             (604.3)     0.0     0.0      0.0
      Cash Flow for Sale in 2002             (604.3)     0.0     0.0      0.0
      Cash Flow for Sale in 2003             (604.3)     0.0     0.0      0.0
      Cash Flow for Sale in 2004             (604.3)     0.0     0.0      0.0
      Cash Flow for Sale in 2005             (604.3)     0.0     0.0      0.0
      Cash Flow for Sale in 2006             (604.3)     0.0     0.0      0.0

SALE AT 25% DISCOUNT FROM PURCHASE P/EBDIT:     7.7
                                                =======
      Cash Flow for Sale in 1997             (604.3) 304.5     *       *
      Cash Flow for Sale in 1998             (604.3)   0.0   553.3     *
      Cash Flow for Sale in 1999             (604.3)   0.0     0.0  763.4
      Cash Flow for Sale in 2000             (604.3)   0.0     0.0    0.0
      Cash Flow for Sale in 2001             (604.3)   0.0     0.0    0.0
      Cash Flow for Sale in 2002             (604.3)   0.0     0.0    0.0
      Cash Flow for Sale in 2003             (604.3)   0.0     0.0    0.0
      Cash Flow for Sale in 2004             (604.3)   0.0     0.0    0.0
      Cash Flow for Sale in 2005             (604.3)   0.0     0.0    0.0
      Cash Flow for Sale in 2006             (604.3)   0.0     0.0    0.0


                                  2002    2003   2004    2005   2006
                                 ======================================
                                       AFTER     1996  THESE
(1) ACQUISITION                      FIGURES REPRESENT  100.0% OF EBDIT
Acquisition Cost to be Financed
 (excluding fees)
Excess Cash Used in Financing


  Total Cost to Investors

EBDIT (Total Existing Operations,
 Before L/back Adj.)             342.9   370.4  400.0   432.0  466.5

Purchase P/EBDIT



2) SALE
     100.0 OF (CASH less SHORT-TERM
       & LONG-TERM DEBT OUTSTANDING
       INCL. SUB. DEBT & PFD BUT
     NOT $0.0m OF CONVERTIBLE)  (932.7)(820.8) (685.9)(524.7) (331.6)(100.0)

SALE AT PURCHASE P/EBDIT                                          IRR
                                                                 =======
 Cash Flow for
 Sale in 1997    *      *      *         *         *        *      29.6%
 Cash Flow for
 Sale in 1998    *      *      *         *         *        *      35.4%
 Cash Flow for
 Sale in 1999    *      *      *         *         *        *      31.6%
 Cash Flow for
 Sale in 2000    *      *      *         *         *        *      32.6%
 Cash Flow for
 Sale in 2001 2,178.4   *      *         *         *        *      29.2%
 Cash Flow for
 Sale in 2002     0.0  2,658.2 *         *         *        *      28.2%
 Cash Flow for
 Sale in 2003     0.0      0.0 3,100.7   *         *        *      26.3%
 Cash Flow for
 Sale in 2004     0.0      0.0     0.0   3,564.8   *        *      24.8%
 Cash Flow for
 Sale in 2005     0.0      0.0     0.0       0.0 4,085.0    *      23.7%
 Cash Flow for
 Sale in 2006     0.0      0.0     0.0       0.0     0.0  4,670.0  22.7%

SALE AT 25% PREMIUM OVER
    PURCHASE P/EBDIT:                                                  IRR
                                                                     =======
 Cash Flow for
 Sale in 1997            *      *      *       *      *       *      108.8%
 Cash Flow for
 Sale in 1998            *      *      *       *      *       *       65.8%
 Cash Flow for
 Sale in 1999            *      *      *       *      *       *       48.7%
 Cash Flow for
 Sale in 2000            *      *      *       *      *       *       43.8%
 Cash Flow for
 Sale in 2001        2,956.2    *      *       *      *       *       37.4%
 Cash Flow for
 Sale in 2002            0.0 3,561.7   *       *      *       *       34.4%
 Cash Flow for
 Sale in 2003            0.0     0.0 4,047.3   *      *       *       31.2%
 Cash Flow for
 Sale in 2004            0.0    0.0      0.0 4,587.1  *       *       28.8%
 Cash Flow for
 Sale in 2005            0.0    0.0      0.0     0.0 5,189.2  *       27.0%
 Cash Flow for
 Sale in 2006            0.0    0.0      0.0     0.0     0.0 5,862.5  25.5%

SALE AT 25% DISCOUNT FROM PURCHASE
 P/EBDIT:                                                          IRR
                                                                 =======
Cash Flow
for Sale in 1997       *      *      *        *      *     *   -49.6%
Cash Flow for
Sale in 1998          *      *      *        *      *     *    -4.3%
Cash Flow for
Sale in 1999          *      *      *        *      *     *     8.1%
Cash Flow for
Sale in 2000          *      *      *        *      *     *    17.3%
Cash Flow for
Sale in 2001       1400.7    *      *        *      *     *    18.3%
Cash Flow for
Sale in 2002          0.0  1,808.7   *       *      *     *    20.0%
Cash Flow for
Sale in 2003          0.0    0.0   2,154.0   *      *     *    19.9%
Cash Flow for
Sale in 2004          0.0    0.0     0.0 2,542.4    *     *    19.7%
Cash Flow for
Sale in 2005          0.0    0.0     0.0    0.0 2,980.9    *    19.4%
Cash Flow for
Sale in 2006          0.0    0.0     0.0    0.0     0.0 3,477.5 19.1%

RETURN ON CONVERTIBLE SUBORDINATED DEBT

                              1996   1997    1998   1999    2000   2001     IRR
                            ============================================ =======

SUB DEBT COUPON                        $0.0    $0.0   $0.0    $0.0   $0.0
CASH FLOW FOR SALE IN YEAR 5            0.0     0.0    0.0     0.0    0.0
                                   -------------------------------------
CASH FLOW FOR INVESTMENT        $0.0   $0.0    $0.0   $0.0    $0.0   $0.0 N/A
                                   ===================================== =======



DISCOUNTED PRESENT VALUES



                               DISCOUNTED PRESENT VALUES

                       --------  TERMINAL VALUE MULTIPLES  --------
                          8.0    10.0      12.0      14.0        16.0
                       ---------------------------------------


   D         12.0%      $1,071.8 $1,225.4  $1,379.1 $1,532.7   $1,686.3
   I
   S         14.0%        $919.8 $1,048.6  $1,177.3 $1,306.0   $1,434.7
   C
   O  R      16.0%        $792.8   $900.9  $1,009.1 $1,177.3   $1,225.4
   U  A
   N  T      18.0%        $686.0   $777.2    $868.4   $959.6   $1,050.7
   T  E
      S      20.0%        $596.1   $673.2    $750.2   $827.3     $904.4




CASH FLOW TO
 BE
DISCOUNTED(*)1997 1998   1999  2000    2001   2002   2003    2004  2005   2006
           =====================================================================

TERMINAL
 VALUE
 MULTIPLES

   8.x     3.9    21.8   35.6   59.0    81.9  111.8 135.0  161.2  193.1 2,140.4
  10.x     3.9    21.8   35.6   59.0    81.9  111.8 135.0  161.2  193.1 2,617.6
  12.x     3.9    21.8   35.6   59.0    81.9  111.8 135.0  161.2  193.1 3,094.8
  14.x     3.9    21.8   35.6   59.0    81.9  111.8 135.0  161.2  193.1 3,572.0
  16.x     3.9    21.8   35.6   59.0    81.9  111.8 135.0  161.2  193.1 4,049.1

(*) Cash Available Before Debt Amortization plus Terminal Value Multiple Applied to Year 10 Net Income